Filed Pursuant to Rule 424(b)(5)

Registration No. 333-219965

Prospectus Supplement
(To Prospectus Dated August 28, 2017)

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 15, 2018

4,860,000 American Depositary Shares

Representing 972,000 Ordinary Shares

voxeljet AG

We are offering 4,860,000 American Depositary Shares (“ADSs”), each representing one-fifth of an ordinary share. All of the ADSs offered pursuant to this prospectus supplement are being sold by us. Our ADSs are listed on the New York Stock Exchange (the “NYSE”) under the symbol “VJET.” On October 12, 2018, the last reported sale price of our ADSs on the NYSE was $3.86.

Investing in our securities involves risks.  See “Risk Factors” beginning on page S-13 of this prospectus supplement and page 2 of the accompanying prospectus, as well as the section entitled “Item 3. Key Information—D. Risk Factors” beginning on page 6 of our Annual Report on Form 20-F for the year ended December 31, 2017, which report is incorporated by reference in this prospectus supplement.

	Per ADS	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

The underwriter has a 30-day option to purchase up to 720,000 additional ADSs to cover over-allotment, if any.

Members of our management board, who are also significant shareholders, indicated an interest in purchasing up to $600,000 in ADSs in this offering at the public offering price. The underwriter will receive the same discounts and commissions with respect to ADSs purchased by such shareholders as other ADSs offered in this prospectus supplements. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter could determine to sell more, less or no ADSs to such shareholders and such shareholders could determine to purchase more, less or no ADSs in this offering. Any ADSs purchased by such members of our management board will be subject to lock-up agreements with the underwriter described in “Underwriting.”

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Delivery of the ADSs will be made against payment in New York, New York on or about             , 2018.

Piper Jaffray

The date of this prospectus supplement is              , 2018.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts.  The first part is the prospectus supplement, which describes the specific terms of this offering and also updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus.  The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.  To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement will control.  In addition, any statement in a filing we make with the Securities and Exchange Commission (the “SEC”) that adds to, updates or changes information contained in an earlier filing we made with the SEC will be deemed to modify and supersede such information in the earlier filing.

You should read this document together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.  You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we file with the SEC. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, any free writing prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this document, is accurate only as of its date or the dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We will update this prospectus to the extent required by law.

We further note that the representations, warranties and covenants we made in any agreement that is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement rather than establishing matters of fact. The information in the exhibits should not be read alone and instead should be read in conjunction with the information in this prospectus supplement and the accompanying prospectus and other filings that we make with the SEC. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

All references in this prospectus supplement to “U.S. dollars” or “$” are to the legal currency of the United States and all references to “€” or “euro” are to the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

Certain figures included in this prospectus supplement have been rounded for ease of presentation.  Percentage figures included in this prospectus supplement have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding.  For this reason, percentage amounts in this prospectus supplement may vary slightly from those obtained by performing the same calculations using the figures in our consolidated financial statements.  Certain other amounts that appear in this prospectus supplement may similarly not sum due to rounding.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated herein or therein by reference.  This summary does not contain all of the information that you should consider in making your investment decision.  Before investing in the shares, you should read this prospectus supplement and the accompanying prospectus carefully, including each of the documents incorporated herein or therein by reference, for a more complete understanding of our business and this offering.  Except as otherwise required by the context, references to “voxeljet,” “company,” “we,” “us” and “our” are to voxeljet AG and its legal predecessor Voxeljet Technology GmbH.

Our Company

We are a leading provider of high‑speed, large‑format 3D printers and on‑demand parts services to industrial and commercial customers. Our 3D printers employ a powder binding, additive manufacturing technology to produce parts using various material sets, which consist of particulate materials and proprietary chemical binding agents. We offer our customers the highest volumetric output rate in the industry due to the combination of our large build boxes and print speeds. We provide our 3D printers and on‑demand parts services to industrial and commercial customers serving the automotive, aerospace, film and entertainment, art and architecture, engineering and consumer product end markets.

Our business is divided into two principal segments: Systems and Services.

In our Systems segment, we focus on the sale, production and development of 3D printers. In addition, we sell refurbished 3D printers which were produced for and used in our Services segment and provide printers to customers under operating lease agreements. We also provide consumables, including particulate materials and proprietary chemical binding agents, maintenance contracts and spare parts to our customers.

In our Services segment, we print on‑demand parts for our customers. We operate service centers in Germany, the United Kingdom, the United States and China. At our service centers, we create parts, molds, cores and models based on designs produced using 3D computer‑aided design, or CAD, software. Furthermore, there are customers who order casted parts directly from us. In those cases, we provide molds or models to external suppliers who then cast the parts for our customers. We believe our service center in Germany is one of the largest additive manufacturing service centers in Europe.

Our Additive Manufacturing Technology

Our printers build or print parts from digital designs produced using 3D CAD software by successively depositing thin layers of particulate materials. A printhead passes over each layer and deposits our proprietary chemical binding agent in the selected areas where the finished product will be created.

The following is a graphical depiction illustrating our manufacturing process:

Our 3D Printers

We currently produce seven 3D printer platforms. Our 3D printers consist of a build box that includes a machine platform and a controller. Our 3D printers differ based on build box size and print speeds, but all utilize our technology and can support each of our existing material sets and each of our material sets that are currently in development. As of

December 31, 2017, we had an installed base of 147 printers worldwide, which includes (i) printers in our service centers and (ii) printers which are no longer commercially available, but which we believe our customers continue to use.

The following table is a comparison of our 3D printer platforms:

Platform	VX4000	VX2000	VX1000	VXC800
Build Box (millimeters)	4,000 X 2,000 X 1,000	2,000 X 1,000 X 1,000	1,000 X 600 X 500	850 X 500 X 8
External Dimensions (millimeters)	20,000 X 7,800 X 4,000	5,000 X 3,000 X 2,300	3,000 X 2,800 X 2,150	5,000 X 2,800 X 2,500
Print Resolution (dots per inch)	200	200, 600	200, 600	200
Layer Thickness (micrometers)	120 - 300	100 - 400	100 - 300	120 - 300
Volumetric Output Rate (liters per hour)	123	47	23	18
Date of Introduction	2011	2013	2011	2012

Platform	VX500	VX200	VX200 HSS
Build Box (millimeters)	500 X 400 X 300	300 X 200 X 150	320 X 170 X 200
External Dimensions (millimeters)	1,800 X 1,800 X 1,700	2,100 X 1,500 X 1,400	1700 X 900 X 1500
Print Resolution (dots per inch)	200, 600	200, 600	360
Layer Thickness (micrometers)	80 - 150	150	80 - 100
Volumetric Output Rate (liters per hour)	3	0.7	0.39 - 0.49
Date of Introduction	2007	2012	2017

Materials

Our commercialized material sets are comprised of sand and plastic particulate materials and their respective proprietary chemical binding agents. We believe these material sets are well suited for our commercial and industrial customers because these materials either (i) are commonly used in their existing manufacturing processes or (ii) match or exceed desired performance characteristics of existing materials being utilized in their manufacturing processes. Our sand material set offerings include four types of sands: (i) silica, (ii) kerphalite, (iii) zirconium oxide and (iv) chromite, with furan, inorganic, shell molding and phenol resins as proprietary chemical binding agents. Our plastics material set offering is based on Poly(methyl methacrylate), or PMMA, and Polypor B and C as the proprietary chemical binding agents.

We are currently in varying stages of development of new material sets which include the following particulate materials:

      different types of sands;

      different types of ceramics;

      silicon carbide and other hard metals;

      cement;

      polyamide; and

      TPU.

On‑demand Parts Services

At our service centers, we create parts, molds, cores and models for a variety of industrial and commercial customers based on designs produced using 3D CAD software. We receive orders directly from customers and indirectly through our sales agents.

Our service centers in Germany and the United States each have approximately 43,000 square feet of production space. Our service centers in the United Kingdom and China have approximately 10,000 square feet and approximately 7,400 square feet of production space, respectively.

We help our customers move from the design stage to the production stage by assisting them in evaluating the optimal design and material sets for their production needs. After printing parts, we employ a thorough cleaning, finishing, quality control review and packaging and shipping process to ensure the customer receives high‑quality and immediately‑usable parts. Based on our capacity utilization, the lead time required for us to print a part for a customer ranges from three to 21 days and is typically five business days. Due to the size of the printers’ build boxes utilized in our German service center, specifically the VX4000 printer, we are able to print more parts simultaneously on one printer than anyone else in the industry, resulting in cost‑effective and quick turnaround times for our customers’ print jobs and increased revenue and profitability for us.

Our technicians also train customers on operating, maintaining and troubleshooting our 3D printers through hands‑on experience at our German service center. Additionally, our technicians provide field support to our customers as needed. After the warranty period, we offer maintenance contracts to our customers. Those contracts include scheduled service visits where we maintain and clean the 3D printers as well as on demand visits and troubleshooting, in case of sudden problems.

Our Customers

We are an early entrant in the market for industrial part production utilizing additive manufacturing and are one of the few providers of additive manufacturing solutions to industrial customers, including the foundry, automotive, heavy equipment, power fluid handling and aerospace industries. We believe we have a reputation for providing high‑quality systems and services in the marketplace with strong relationships with a number of leading multinational customers, including Daimler AG, BMW AG, Ford Motor Company, 3D Systems Corporation, Volkswagen AG and Porsche SE, as well as with other key users of additive manufacturing, and technical universities such as the University of Rostock, and the Vaal University of Technology. Purchasers of our printers also include original equipment manufacturers, government agencies and independent service bureaus that provide rapid prototyping and manufacturing services to their customers. Many of our customers have been customers for over a decade. We also collaborate on research and development projects with a number of our automotive and technical university customers, including Daimler AG, BMW AG, Ford Motor Company, Volkswagen AG and the Technical University of Munich. As our customers integrate additive manufacturing into their production processes, they typically continue to utilize our on‑demand parts service center for a variety of reasons, including for incremental capacity and for parts printed from different material sets.

We conduct a significant portion of our business with a limited number of customers. Our top five customers represented 19%, 24% and 21% of total revenues for the years ended December 31, 2017, 2016, and 2015, respectively. These customers primarily purchased 3D printers. In the year ended December 31, 2017, there were no customers who accounted for more than 10% of our revenues. Sales of on‑demand parts and consumables tend to be from repeat customers that may utilize the capability of our on‑demand parts service centers for one month or longer. Sales of 3D printers are low volume and generate significant revenues, but the same customers do not necessarily buy printers in each period. Timing of customer purchases is dependent on the customer’s capital budgeting cycle, which may vary from period to period. The nature of the revenues from 3D printers does not leave us dependent upon a single or a limited number of customers. Rather, the timing of the sales can have a material effect on our period‑to‑period financial results.

Sales and Marketing

We sell our 3D printers and related consumables both through our direct sales force and with the assistance of our network of more than 20 sales agents globally. Our sales organization, including our dedicated sales, service and application engineers, is responsible for worldwide sales of our 3D printers and on‑demand parts services, as well as for the management and coordination of our growing sales agent network. Our direct sales force focuses primarily on customers in Europe, North America and Asia Pacific, while our sales agents are responsible for facilitating sales in other areas of the world where we do not operate directly. We have entered into partnership agreements with each of our sales agents, which grant the sales agent the right to market our products in a specified territory on either an exclusive or non‑exclusive basis, depending on the sales agent; however, all sales contracts for our products are entered into between us and our customers.  Certain of these sales agents also provide maintenance services to customers in their specified territories. Our application engineers provide professional services through pre‑sales support and assist existing customers so that they can take advantage of our latest consumables and techniques to improve part quality and machine productivity. This group also leverages our customer contacts to help identify new application opportunities that utilize our proprietary processes. As of December 31, 2017, our worldwide sales staff for systems and parts consisted of 51 employees. We also expect that our subsidiaries in Europe, North America and Asia Pacific will improve market access through local market development and allow the targeting of specific customers.

Educating our customers and raising awareness in our target markets about the many uses and benefits of our 3D printing technology is an important part of our sales process. We believe that customers who experience the efficiency gains, decreased lead times, increased design flexibility and reduced costs of 3D printing as compared to subtractive manufacturing are more likely to purchase our 3D printers and/or utilize our on‑demand parts services. We encourage potential purchasers of our 3D printers to first utilize our on‑demand parts services so that they can experience firsthand the benefits of our 3D printing technology. We currently market our brand and our services at industry conferences, trade shows, and across various forms of digital and traditional media and plan to increasingly expand our marketing efforts in North America in conjunction with our geographic expansion to that region.

Services and Warranty

Our fully‑trained service technicians perform installations of our 3D printers. For the first year following the purchase of one of our 3D printers, we provide complimentary service and support under a warranty. We also offer service contracts under which our customers can purchase maintenance and services beyond the one‑year term of the warranty. These service contracts contain varying degrees of support services and are priced accordingly. Finally, we sell spare parts which we maintain in stock to assist in providing service expeditiously to our customers. Historically, we have not experienced a high level of warranty claims.

Manufacturing and Suppliers

Manufacturing

We assemble our 3D printers at our facility in Friedberg, Germany using components sourced from distributors of standard electrical or mechanical parts, as well as from manufacturers which design custom parts tailored to the proprietary designs of our machines. We periodically review the quality and performance of our distributors and manufacturers. Upon completion of the assembly of our 3D printers, we perform tests to ensure that the printer is functioning properly before the system is shipped and again after the system is installed at the customer’s site.

To provide customers with assurance regarding the quality and consistency of our systems, we obtained ISO 9001:2008 certification for our facility in Germany in 2010. ISO 9001:2008 provides a structure for a quality management system that strives for customer satisfaction, consistent quality and efficiency. In addition, there are internal benefits such as improved customer satisfaction, interdepartmental communications, work processes and customer‑and‑supplier partnerships. The ISO 9000 family of standards relates to quality management systems and is designed to help organizations ensure that they meet the needs of customers and other stakeholders.

Inventory and Suppliers

We maintain an inventory of certain parts to facilitate the timely assembly of products required by our production plan. While most components used in our 3D printers are available from multiple suppliers, certain of these components are only available from limited sources. We consider our limited‑source suppliers, including the suppliers of our printheads, to be reliable; however, the loss of one of these suppliers could result in a delay in our operations. This type of delay could require us to find and re‑qualify components supplied by one or more new vendors. Although we consider our relationships with our suppliers to be good, we continue to develop risk management plans for these critical suppliers. Regarding inventory we defined targets for raw materials as well as for work in progress. The strategy includes meeting customer expectation and demand for spare parts, wear parts as well as 3D printers with an attractive lead time.

Research and Development

We have an ongoing research and development program to develop new 3D printers and material sets and to improve and expand the capabilities of our existing 3D printers and related material sets. As of December 31, 2017, we had various active research and development projects in different stages of completion. All research and development costs are charged to expense as incurred, as the criteria set forth in IAS 38 for capitalizing such costs have not yet been met. Our development efforts are augmented by development arrangements with research institutions, customers and suppliers of material and hardware, among others.

In addition to our internally‑developed technology platforms and the related software, we have licensed the rights to intellectual property developed by third parties through licensing agreements that may obligate us to pay a license fee or royalty, typically based upon a dollar amount per unit or a percentage of the revenues generated by such products.

Our research and development expenses were € 5.5 million, € 5.7 million, and € 5.5 million for the years ended December 31, 2017, 2016, and 2015, respectively.

A significant portion of our research and development expenditures has been focused upon developing proprietary systems, processes and materials, including:

      the qualification of new print materials, including phenolic resins and inorganic binders, PMMA based and other plastics, ceramics, silicon carbide and cement;

      the development of new or enhanced proprietary chemical binding agents;

      the development of new or enhanced binding mechanisms;

      the mechanics of spreading powders in a build box;

      the transfer of digital data through a series of software links to drive a printhead; and

      synchronizing all of the above to print ever increasing volumes of material per unit time.

We also regularly apply for research and development grants and subsidies under European and German grant rules for small and medium enterprises. The majority of these grants and subsidies are non‑refundable. We have received grants and subsidies from different authorities, including the German Federal Ministry of Economics and Technology (Bundesministerium für Wirtschaft und Technologie), the Bavarian Research Foundation (Bayerische Forschungsstiftung) and the German Federal Environment Foundation (Deutsche Bundesstiftung Umwelt).

We expect to continue to invest significantly in research and development in the future.

Intellectual Property

We consider our proprietary technology to be important to the development, manufacture and sale of our products, and seek to protect such technology through a combination of patents, trademarks and trade secrets. We also have in place confidentiality agreements and other contractual arrangements with our employees, consultants, customers and others.

Patents.  As of February 28, 2018, we owned or co-owned 45 issued U.S. patents and had filed 30 pending U.S. patent applications. In addition, we own or co‑own patent rights in Europe, Asia, Brazil and Canada. In total, as of February 28, 2018 our patent portfolio consisted of over 345 patents and patent applications. Our currently issued patents will expire at different times in the future, with the earliest expiring in 2018 and the latest expiring in 2032. Our currently pending applications will generally remain in effect for 20 years from the date of the initial applications.

These patent assets are complemented by our marketing, business development and applications know‑how and our ongoing research and development efforts. Nevertheless, there can be no assurance that our patents, licenses or other intellectual property rights will afford us a meaningful competitive advantage in the fast‑paced and innovative field in which we operate.

Trade Secrets.  As is true in our industry generally, the development of our products, processes and materials has involved a considerable amount of experience, manufacturing and processing know‑how and research and development techniques. We protect our proprietary processes and technologies with a blend of patent protection and trade secret protection. As part of our overall intellectual property strategy, we protect our non‑patented proprietary knowledge as trade secrets through confidentiality controls and through the use of nondisclosure and confidentiality agreements.

Licenses.    We are a party to various licenses and other arrangements that allow us to practice and improve our technology under a range of patents, patent applications and other intellectual property, including license agreements with ExOne, 3D Systems (Z Corp), Bego Medical GmbH, Bego, and Evonik IP GmbH.

In addition to the foregoing licenses, we have also licensed additional patents that we believe can be used to expand our material set offerings.

Trademarks.  We have secured word and figurative trademarks for voxeljet in Europe and have international (IR) applications covering the United States, Russia, Mexico and a number of countries in Asia.

Growth Strategy

Our business strategy focuses on (i) growing our Services segment in order to print more parts for our existing customers and gain new customers in Europe, Asia Pacific and Americas and (ii) using our knowledge and market position to increase sales of our 3D printers. Our growth strategy is also dependent in part on continuing our investment in research and development activities, which should enable us to meet the needs of our target customers through the development of new material sets and 3D printers with faster print speeds.

We intend to develop our customer base internationally, so that our revenues are not dependent on sales to any one region. We also seek to grow both our Systems and Services segments so that we are not overly reliant on either segment. We believe that this strategy will help to offset some of the variability in the Systems segment, which can be more susceptible to macroeconomic trends.

Outlook

We believe that interest in additive manufacturing is increasing as a result of increased commercialization of 3D printers and recent media attention worldwide. We occupy a defined space in the additive manufacturing market because of the size of our machines and their ability to print industrial products from qualified industrial materials. While our 3D printers may differ from those of many other additive manufacturing companies, we expect an increase in additive manufacturing to generally have a positive effect on the public’s awareness of our industry.

Furthermore, we believe that additive manufacturing provides several advantages over traditional design and manufacturing processes, including:

      Elimination of design constraints;

      Reduced cost of complexity;

      Mass customization;

      Reduced time to market; and

      Cost effective short run production.

There are a number of available additive manufacturing technologies, including powder binding, inkjet, fused deposition modeling, stereolithography and selective laser sintering. These technologies differ on the basis of accuracy, surface quality, variety and properties of consumables, capacity, speed, color variety, transparency and the ability to print multiple materials, among other factors. Our 3D printers employ a powder binding technology to produce parts using various material sets. Powder binding is a process in which layers of powder are bonded by a liquid agent that is deposited through a printhead. We believe this process has the fastest build speeds and the lowest materials cost relative to other additive manufacturing technologies.

We believe that our investments in additional capacity in continental Europe and service centers in the United States, the United Kingdom, China and India should position us to generate growth in our Services segment in the future.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

      we are exempt from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”); and

      we are permitted to provide less extensive disclosure about our executive compensation arrangements.

We will remain an emerging growth company until December 31, 2018. For additional information, see “Risk Factors—Commencing December 31, 2018, we will no longer be an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies will no longer apply.”

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this prospectus supplement and the accompanying prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are public companies, or other public companies in which you have made an investment.

Company Information

Our principal executive offices are located at Paul‑Lenz‑Straße 1a, 86316 Friedberg, Germany. Our telephone number is +49 821 7483 100. We are registered in the commercial register of the local court (Amtsgericht) of Augsburg, Germany under number HRB 27999. Our agent for service of process in the United States is Corporation Service Company, located at 1090 Vermont Avenue N.W., Washington, DC 20005, telephone number (800) 927‑9800. Our internet website is www.voxeljet.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

First Deployment of VJET X systems

On October 2, 2018, we announced an agreement for delivery of up to five VJET X printers in the upcoming two years, with an initial order of two for installation in 2019. The project could potentially call for voxeljet, as subcontractor to the general contractor of the project, to deliver multiple units in the low double digit range over a five-year period. This project will utilize sand cores for the casting of a critical engine component. This will be the first commercialization of our new line of high-speed printers, called VJET X, for the mass-production of complex sand cores. This next generation print engine significantly reduces the layer time, making VJET X more than ten times faster than previous models.

Estimated September 30, 2018 Quarterly Financial Results

Our estimated financial results for the three months ended September 30, 2018 presented below are preliminary and are subject to the completion of our quarter-end closing procedures and management’s financial review. The preliminary financial data have been prepared by, and are the responsibility of, our management. KPMG AG Wirtschaftsprüfungsgesellschaft, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial data. Accordingly, KPMG AG Wirtschaftsprüfungsgesellschaft does not express an opinion or any other form of assurance with respect thereto. These estimates are not a comprehensive statement of our financial results for this period and should not be viewed as a substitute for full interim financial statements prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board. Our actual results may differ from these estimates as a result of the completion of our quarter-end closing procedures, review adjustments and other developments that may arise between now and the time our financial results for this period are finalized.

While complete financial information as of and for such period is not available, based on the information and data currently available, we preliminarily estimate that for the three months ended September 30, 2018, we will have revenue between €7.0 million and €7.25 million, compared with revenue for the three months ended September 30, 2017 of €7.4 million.

These estimates for the three months ended September 30, 2018 are preliminary and may change. In addition, these preliminary results of operations are not necessarily indicative of the results to be achieved for the remainder of the year ending December 31, 2018 or in any other future period. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. See the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

THE OFFERING

Issuer	voxeljet AG
ADSs offered by voxeljet AG	We are offering 4,860,000 ADSs (or 5,580,000 ADSs if the underwriter exercises its over-allotment option to purchase additional ADSs in full) in the United States
Offering price	The offering price of each ADS is $
ADSs to be outstanding immediately after this offering	23.46 million ADSs (or 24.18 million ADSs if the underwriter exercises its over-allotment option to purchase additional ADSs in full)
Ordinary shares to be outstanding immediately after this offering	4.69 million shares (or 4.84 million shares if the underwriter exercises its over-allotment option to purchase additional shares in full)
Over-allotment option	As part of the offering, we have granted the underwriter a 30-day option to purchase up to an additional 720,000 ADSs to cover over-allotments, if any
The ADSs

Each ADS represents the right to receive, and to exercise the beneficial ownership interest in, one-fifth of an ordinary share on deposit with the custodian.

The depositary will hold the ordinary shares underlying your ADSs. You will have rights as provided in the deposit agreement. You may cancel your ADSs and withdraw the underlying ordinary shares. The depositary will charge you fees for, among other acts, any cancellation. We may amend or terminate the deposit agreement without your consent. If you continue to hold your ADSs, you agree to be bound by the terms of the deposit agreement then in effect.

To better understand the terms of the ADSs, you should carefully read “Description of American Depositary Shares” in the accompanying prospectus. You should also read the deposit agreement, which is an exhibit to the registration statement of which this prospectus supplement forms a part.

Depositary	Citibank, N.A.
Custodian	Citigroup Global Markets Deutschland AG, located at Reuterweg 16, 60323 Frankfurt, Germany
Use of proceeds

We expect to receive total estimated net proceeds from this offering of approximately $              million, after deducting the underwriting discounts and commissions and estimated offering expenses.  We intend to use the net proceeds of this offering for general corporate purposes. See “Use of Proceeds”

Risk factors

You should carefully read the information set forth under “Risk Factors” beginning on page S-13 of this prospectus supplement and page 2 of the accompanying prospectus as well as under “Item 3. Key Information—D. Risk Factors” beginning on page 6 of our Annual Report on Form 20-F for the year ended December 31, 2017 before deciding to invest in the ordinary shares

NYSE symbol	VJET

The number of ordinary shares outstanding immediately after this offering are based upon ordinary shares outstanding as of June 30, 2018.

Except as otherwise indicated, the information in this prospectus supplement assumes:

             the sale of all ADSs offered by this prospectus supplement other than the ADSs subject to the underwriter’s over-allotment option to purchase additional ADSs;

             the underwriter does not exercise its over-allotment option; and

             no warrants, convertible bonds, options or ordinary shares were issued or granted after June 30, 2018 and no outstanding granted options were exercised or terminated, after June 30, 2018.

Members of our management board, who are also significant shareholders, indicated an interest in purchasing up to $600,000 in ADSs in this offering at the public offering price. The underwriter will receive the same discounts and commissions with respect to ADSs purchased by such shareholders as other ADSs offered in this prospectus supplements. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter could determine to sell more, less or no ADSs to such shareholders and such shareholders could determine to purchase more, less or no ADSs in this offering. Any ADSs purchased by such members of our management board will be subject to lock-up agreements with the underwriter described in “Underwriting.”

RISK FACTORS

Investing in the ADSs offered pursuant to this prospectus supplement and the accompanying prospectus involves risks.  In addition to the information presented in this prospectus supplement and the accompanying prospectus and the risk factors in our Annual Report on Form 20-F for the year ended December 31, 2017 and other documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, you should consider carefully the following risk factors before deciding to purchase these ADSs.

Risks Related to the ADSs and this Offering

As a new investor, you will experience substantial dilution as a result of this offering.

The public offering price per ADS will be substantially higher than the net tangible book value per ADS prior to this offering.  Consequently, if you purchase ADSs in this offering at the public offering price of $          per ADS, you will incur immediate dilution of $           per ADS from an accounting perspective on a consolidated basis.  For further information regarding the dilution resulting from this offering, please see the section entitled “Dilution” in this prospectus supplement.  This dilution is due in large part to the fact that our earlier investors paid substantially less than the public offering price when they purchased their ordinary shares.  In addition, if the underwriter exercises the overallotment option, you will experience additional dilution.

The ADSs may experience price and volume fluctuations.

The stock market generally has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of listed companies.  Broad market and industry factors may negatively affect the market price of the ADSs, regardless of our actual operating performance.  The market price and liquidity of the market for the ADSs that will prevail in the market after this offering may be higher or lower than the price you pay and may be significantly affected by numerous factors, some of which are beyond our control.  These factors include:

             significant volatility in the market price and trading volume of securities of companies in our sector, which is not necessarily related to the operating performance of these companies;

             the mix of products that we sell, and related services that we provide, during any period;

             delays between our expenditures to develop and market new products and the generation of sales from those products;

             changes in the amount that we spend to develop, acquire or license new products, technologies or businesses;

             changes in our expenditures to promote our products and services;

             success or failure of research and development projects of us or our competitors;

             announcements of acquisitions by us or one of our competitors;

             the general tendency towards volatility in the market prices of shares of companies that rely on technology and innovation;

             changes in regulatory policies or tax guidelines;

             changes or perceived changes in earnings or variations in operating results;

             any shortfall in revenue or net income from levels expected by investors or securities analysts; and

             general economic trends and other external factors.

Any of these factors could result in a material decline in the price of the ADSs.

Our principal shareholders and management own a significant percentage of our ordinary shares and will be able to exert significant influence over matters subject to shareholder approval.

Members of our Supervisory Board (the “Supervisory Board”) and Management Board (the “Management Board”) and holders of 5% or more of our ordinary shares currently beneficially own 29.5% of our ordinary shares (including ordinary shares represented by ADSs). Furthermore, members of our management board indicated an interest in purchasing up to $600,000 in ADSs in this offering at the public offering price. These shareholders have significant influence over the outcome of all matters requiring shareholder approval. For example, these shareholders may be able to influence the outcome of elections of members of our Supervisory Board, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transactions. This may prevent or discourage unsolicited acquisition proposals or offers for our ordinary shares or ADSs that you may feel are in your best interest as one of our shareholders. The interests of this group of shareholders may not always coincide with your interests or the interests of other shareholders, and they may act in a manner that advances their best interests and not necessarily those of other shareholders, including seeking a premium value for their ordinary shares, which might affect the prevailing market price for our ADSs.

Substantial future sales of our ordinary shares or ADSs in the public market, or the perception that these sales could occur, could cause the price of the ADSs to decline.

Future sales of a substantial number of our shares or ADSs, or the perception that such sales will occur, could cause a decline in the market price of the ADSs. Upon completion of the offering, we will have 4.69 million ordinary shares issued (assuming no exercise of the underwriter’s option to purchase additional ADSs). This includes the shares underlying the ADSs offered in this offering, which may be resold in the public market immediately without restriction, except for (i) ordinary shares purchased by our affiliates, and (ii) approximately 838,110 ordinary shares held by the members of our Management Board and Supervisory Board that are subject to lock-up agreements with the underwriter that restrict the sale of ordinary shares and ADSs by those parties for a period of 90 days after the date of this prospectus supplement. If the shareholders sell substantial amounts of shares or ADSs in the public market, or the market perceives that such sales may occur, the market price of the ADSs and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

We have broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our results of operations or the price of the ADSs.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways the holders of the ADSs may not agree with or that do not yield a favorable return, if any.  We intend to use the net proceeds of this offering for general corporate purposes.  However, our use of these proceeds may differ substantially from our current plans.  You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately.  You must rely on the judgment of our management regarding the application of the net proceeds of this offering.  If we do not invest or apply the proceeds of this offering in ways that improve our results of operations, we may fail to achieve expected financial results, which could cause the price of the ADSs to decline.

In the event we are or become treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, U.S. holders of our ADSs could be subject to adverse U.S. federal income tax consequences.

In the event we were treated as a PFIC, U.S. holders of our ADSs could be subject to adverse U.S. federal income tax consequences. These consequences include the following: (i) if our ADSs are “marketable stock” for purposes of the PFIC rules and a U.S. holder makes a mark-to-market election with respect to its ADSs, the U.S. holder will be required to include annually in its U.S. federal taxable income an amount reflecting any year‑end increase in the value of its ADSs, (ii) if a U.S. holder does not make a mark-to-market election, it may incur significant additional U.S. federal income taxes on income resulting from distributions on, or any gain from the disposition of, our ADSs, as such income generally would be allocated over the U.S. holder’s holding period for its ADSs and subject to tax at the highest rates of U.S. federal income taxation in effect for such years, with an interest charge then imposed on the resulting taxes in respect of such income, and (iii) dividends paid by us would not be eligible for reduced individual rates of U.S. federal income tax. We do not intend to furnish holders with the information necessary to make a “qualified electing fund” election in lieu of a mark-to-market election. In addition, U.S. holders that own an interest in a PFIC are required to file additional U.S. federal tax information returns.

A U.S. holder may in certain circumstances mitigate adverse tax consequences of the PFIC rules by filing an election to treat the PFIC as a qualified electing fund, or a QEF. However, in the event that we are or become a PFIC, we do not intend to comply with the reporting requirements necessary to permit U.S. holders to elect to treat us as a QEF.

The interpretation of the treatment of ADSs by the German tax authorities is subject to change.

The specific treatment of ADSs under German tax law is based on administrative provisions by the fiscal authorities, which are not codified law and are subject to change. Tax authorities may modify their interpretation and the current treatment of ADSs may change. Such changes in the interpretation by the fiscal authorities may have adverse effects on the taxation of investors.

Additional Risks Related to Our Business and Industry

We may not be able to introduce new 3D printers and related print materials acceptable to the market or to improve the technology and print materials used in our current 3D printers.

Our revenues are derived from the sale of 3D printers for, and products manufactured using, additive manufacturing. Our market is subject to innovation and technological change. A variety of technologies compete against one another in our market, which is, in part, driven by technological advances and end‑user requirements and preferences, as well as the emergence of new standards and practices. Our ability to compete in the industrial additive manufacturing market depends, in large part, on our success in enhancing and developing new 3D printers, enhancing and adding to our technology and developing and qualifying new materials in which we can print. We believe that to remain competitive we must continuously enhance and expand the functionality and features of our products and technologies. However, we may not be able to:

             enhance our existing products and technologies;

             continue to leverage advances in industrial printhead technology;

             develop new products and technologies that address the increasingly sophisticated and varied needs of prospective end‑users, particularly with respect to the physical properties of print materials and other consumables as well as reduction of print time of our 3D printers that may be required by certain customers;

             respond to technological advances and emerging industry standards and practices on a cost‑effective and timely basis;

             develop products that are cost effective or that otherwise gain market acceptance; or

             adequately protect our intellectual property as we develop new products and technologies.

Even if we successfully enhance our existing 3D printers or create new 3D printers, it is likely that new 3D printers and technologies that we develop will eventually supplant our existing 3D printers or that our competitors will create 3D printers that will replace our 3D printers. As a result, any of our products may be rendered obsolete or uneconomical by our or others’ technological advances.

Customers may decide to order parts rather than to purchase new or used and refurbished 3D printers. This may result in a significant loss of revenues in the Systems segment.

Our Systems segment revenues largely depend on our ability to sell new or used and refurbished 3D printers to customers. There may be various reasons why customers may choose to order parts from us rather than to purchase the full 3D printer equipment, such as increased convenience, lower maintenance costs, etc. If there is an increasing trend for our customers to place parts orders in lieu of equipment purchase orders and we are unable to reverse that trend, we may experience significant losses in revenues in the Systems segment, which in turn could adversely affect our business and financial results.

Commencing December 31, 2018, we will no longer be an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies will no longer apply.

We are currently an “emerging growth company”, as defined in the JOBS Act. As October 17, 2018 represents the fifth anniversary of the date of the first sale of our ordinary shares pursuant to an effective registration statement under the Securities Act, we will no longer qualify for such status commencing October 17, 2018. As an accelerated filer not entitled to emerging growth company status, we will be subject to certain disclosure requirements that are applicable to other public companies that have not been applicable to us as an emerging growth company, beginning with our Annual Report on Form 20-F filed for the fiscal year ending December 31, 2018. These requirements include, but are not limited to being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and being required to comply with any requirement that may be adopted by the Public Company Oversight Board regarding mandatory audit firm rotation or supplement to the auditor’s report providing additional information about the audit and the financial statements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements that are not of historical facts may be deemed to be forward-looking statements. You can identify these forward‑looking statements by words such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “aims,” or other similar expressions that convey uncertainty of future events or outcomes. Forward-looking statements appear in a number of places throughout this prospectus supplement and include statements regarding our intentions, beliefs, assumptions, projections, outlook, analyses or current expectations concerning, among other things, our intellectual property position, results of operations, cash needs, spending of the proceeds from this offering, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate and the trends that may affect the industry or us.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, we caution you that forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All of our forward-looking statements are subject to risks and uncertainties that may cause our actual results to differ materially from our expectations.

Actual results could differ materially from our forward-looking statements due to a number of factors, including, without limitation, risks related to:

      our ability to introduce new 3D printers and related print materials acceptable to the market and to improve the technology and print materials used in our current 3D printers;

      market acceptance and adoption of our newly developed technology and products;

      fluctuations in our revenues and operating results;

      the long sales cycle for our products, which makes the timing of our production planning and our revenues difficult to predict;

      our ability to adequately increase demand for our products;

      our ability to significantly increase the number of materials for use in our 3D printers fast enough to meet our business plan;

      our dependence upon sales to certain industries;

      our relationships with suppliers, especially with limited source suppliers of components of and consumables for our products;

      our ability to manage the expansion of our operations effectively in order to achieve our projected levels of growth;

      our ability to manage the expansion of our operations effectively in difficult market environments like UK, India and China;

      our ability to attract and retain key management or other key employees;

      our ability to raise additional capital on attractive terms, or at all, if needed to meet our growth strategy;

      our ability to obtain patent protection for our products or otherwise protect our intellectual property rights;

      our ability to protect our trade secrets and intellectual property; and

      the other factors listed in the “Risk Factors” sections of this prospectus supplement and the accompanying prospectus and under “Item 3. Key Information—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2017.

Any forward-looking statements that we make in this prospectus supplement speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.  You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement.  See “Where You Can Find More Information.”

You should also read carefully the factors described in the “Risk Factors” sections of this prospectus supplement and the accompanying prospectus and under “Item 3. Key Information—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2017 to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.  As a result of these factors, we cannot assure you that the forward‑looking statements in this prospectus supplement and the accompanying prospectus, including the documents that we incorporate herein and therein by reference, will prove to be accurate.  Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material.  In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $         million (or approximately $        million if the underwriter’s over-allotment option to purchase additional ADSs is exercised in full).

We intend to use the net proceeds of this offering for general corporate purposes.

Our management will have significant flexibility and discretion in applying the net proceeds.  As of the date of this prospectus supplement, we cannot predict with certainty the particular uses for the net proceeds to be received upon the completion of this offering.  The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors” in this prospectus supplement.  Pending our use of the net proceeds as described above, we may invest the net proceeds in short-term bank deposits or invest them in interest-bearing, investment-grade securities.

DESCRIPTION OF SHARE CAPITAL

Update to Authorized Capital

On May 30, 2018, at the 2018 Annual General Meeting of the Company, the shareholders voted to authorize the Management Board to increase the Company’s share capital with the Supervisory Board’s consent in the period until May 29, 2023 on one or several occasions by an amount of up to €1,860,000 in aggregate by issuing up to 1,860,000 new registered ordinary shares (no-par value shares) against contribution in cash and/or in kind. The authorization may be exercised in partial amounts.

In principle, shareholders shall be granted a subscription right for new shares. The statutory subscription right may also be offered in such a way that the new shares are taken over by a bank or by a financial institution acting pursuant Section 53 para. 1 sentence 1 or Section 53b para. 1 sentence 1 or para. 7 of to the German Banking Code (Gesetz über das Kreditwesen) with the obligation to offer them indirectly to the shareholders for subscription pursuant to the German Stock Corporation Act (Aktiengesetz).

The Management Board was authorized, with the Supervisory Board’s consent, to exclude the shareholders’ statutory subscription right in the event of capital increases against contribution in cash, if this is done for the purpose of issuing shares to be placed at the US capital market or with institutional investors from any jurisdiction through American Depositary Receipts and in this context also to cover an over-allotment option granted to the issuing banks, to the extent that the total number of shares issued in accordance with the above authorization to exclude subscription rights does not exceed a total of 30% of the share capital and the issue price of the new shares does not substantially fall below the stock exchange price of the shares of the same class and type already traded on the stock exchange at the time of the final determination of the issue price pursuant to the German Stock Corporation Act. The stock exchange price is also the price of an ADS listed on the New York Stock Exchange (NYSE), multiplied by the number of ADSs representing a share.

Furthermore, the Management Board was authorized, with the Supervisory Board’s consent, to exclude the statutory subscription rights of the shareholders in the context of one or more increases of the share capital within the scope of the Authorized Capital,

·	to exclude fractional amounts resulting from the subscription ratio from the statutory subscription right of the shareholders,
·	in the case of increases of the share capital against contributions in kind in particular, but without limitation, to acquire companies, divisions of companies or interests in companies, or
·

in the case that the increase of the share capital is against contribution in cash and provided that the issue price of the new shares does not substantially fall below (within the meaning as used in the German Stock Corporation Act) the stock exchange price for shares in the Company of the same class and type already listed at the time of the final determination of the issue price and provided that the amount of the share capital represented by the shares issued pursuant to this authorization under the exclusion of the statutory subscription right as set forth in the German Stock Corporation Act does not exceed a total of 10% of the share capital at the time of this authorization coming into effect or being exercised. The stock exchange price is also the price of an ADS listed on the NYSE, multiplied by the number of ADSs representing a share. The said threshold of 10% of the share capital shall also include new or treasury shares of the Company and ADSs, which are issued or transferred during the term of this authorized share capital on another legal basis while excluding the subscription right pursuant to the German Stock Corporation Act.

The Management Board was authorized to determine, subject to the consent of the supervisory board, the further details regarding the rights attached to the shares and the conditions of the share issue.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

See “Description of American Depositary Shares” in the accompanying prospectus.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our shares, and we have no present intention of declaring or paying any dividends in the foreseeable future.  Any recommendation by our board of directors to pay dividends, subject to compliance with applicable law and any contractual provisions that restrict or limit our ability to pay dividends, including under agreements for indebtedness that we may incur, will depend on many factors, including our financial condition, results of operations, legal requirements, capital requirements, business prospects and other factors that our Management Board and Supervisory Board deem relevant.

All of the ordinary shares represented by the ADSs offered by this prospectus supplement will have the same dividend rights as all of our other outstanding ordinary shares.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2018 on:

             an actual basis;

             a pro forma basis to give effect to the sale by us of 4,860,000 ADSs in this offering at the public offering price, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with the sections titled “Item 3. Key Information—A. Selected Financial Data” and “Item 5. Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2017 and the financial results in the Q2 2018 6-K filed on August 16, 2018, which reports are incorporated by reference in this prospectus supplement, as well as our consolidated financial statements and related notes and the other financial information included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2018
	Actual	Pro Forma
	(unaudited) (in thousands of €)
Cash and cash equivalents	3,643
Loans & borrowings (current and non-current)	17,067
Shareholders’ equity:
Subscribed capital	3,720
Capital Reserves	76,526
Accumulated deficit	(41,958)
Accumulated other comprehensive income	1,289
Non-controlling interest	56
Total equity	39,633
Total capitalization	56,700

The table set forth above is based on the number of ordinary shares outstanding as of June 30, 2018.

EXCHANGE RATES

We publish our financial statements in euros. Fluctuations in the exchange rate between the euro and the U.S. dollar will affect the U.S. dollar amounts received by owners of the ADSs on conversion of dividends, if any, paid in euro on the ordinary shares and will affect the U.S. dollar price of the ADSs on the NYSE.  The table below shows the period end, average, high and low exchange rates of U.S. dollars per euro for the periods shown.  The information in the following table is expressed in U.S. dollars per euro and is based on the “close” price from the EUR USD CMPN screen on Bloomberg for the daily rate during the related time period, rounded to four decimals. The average rate refers to the closing average.  The rates set forth below are provided solely for your convenience and may differ from the actual rates used in the preparation of the consolidated financial statements incorporated by reference and other financial data appearing in this prospectus supplement and the accompanying prospectus.

Year Ended December 31,	High	Low	Average	Year End
2013	1.3895	1.2745	1.3284	1.3743
2014	1.3994	1.2096	1.3285	1.2098
2015	1.2109	1.0462	1.1102	1.0856
2016	1.1618	1.0352	1.1069	1.0520
2017	1.2093	1.0340	1.1300	1.2005
Month	High	Low	Average	Period End
October 2017	1.1882	1.1574	1.1755	1.1646
November 2017	1.1962	1.1553	1.1744	1.1904
December 2017	1.2029	1.1717	1.1838	1.2005
January 2018	1.2539	1.1916	1.2193	1.2414
February 2018	1.2557	1.2186	1.2344	1.2194
March 2018	1.2477	1.2154	1.2336	1.2324
April 2018	1.2415	1.2055	1.2273	1.2077
May 2018	1.2086	1.1510	1.1813	1.1693
June 2018	1.1853	1.1508	1.1672	1.1683
July 2018	1.1792	1.1575	1.1686	1.1692
August 2018	1.1734	1.1301	1.1548	1.1603
September 2018	1.1818	1.1526	1.1660	1.1604
October 2018 (as of October 12, 2018)	1.1767	1.1478	1.1530	1.1559

The “close” price from the EUR USD CMPN screen on Bloomberg on October 12, 2018 was €1.00 = $1.1559.

MARKET PRICE

The ADSs, each representing one-fifth of an ordinary share, have been listed on the NYSE under the symbol “VJET” since October 18, 2013. Prior to that date, there was no public trading market for our ADSs or ordinary shares.

The following table sets forth the reported high and low sale prices of the ADSs on the NYSE for the periods indicated.

	Per ADS (in $)
	High	Low
Annual:
October 18, 2013 (date listed) to December 31, 2013	70.00	13.00
Year ended December 31, 2014	47.98	7.13
Year ended December 31, 2015	10.75	4.17
Year ended December 31, 2016	6.50	2.82
Year ended December 31, 2017	6.37	2.61
Quarterly:
Three months ended March 31, 2016	6.44	3.50
Three months ended June 30, 2016	6.50	4.36
Three months ended September 30, 2016	5.00	3.95
Three months ended December 31, 2016	4.75	2.82
Three months ended March 31, 2017	3.68	2.61
Three months ended June 30, 2017	6.00	2.68
Three months ended September 30, 2017	6.37	3.60
Three months ended December 31, 2017	6.36	4.50
Three months ended March 31, 2018	5.63	3.35
Three months ended June 30, 2018	3.92	3.07
Three months ended September 30, 2018	4.75	3.07
Monthly:
March 2018	4.17	3.35
April 2018	3.51	3.07
May 2018	3.84	3.30
June 2018	3.92	3.47
July 2018	3.93	3.32
August 2018	4.75	3.07
September 2018	4.69	3.81
October 2018 (through October 12)	4.57	3.71

DILUTION

If you invest in the ADSs in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per ADS and the pro forma net tangible book value per ADS after this offering.  Dilution results from the fact that the public offering price per ADS is substantially in excess of the net tangible book value per ADS attributable to our existing shareholders for our ordinary shares that will be outstanding immediately prior to the closing of this offering.  We calculate net tangible book value per ordinary share by dividing the net tangible book value (total assets less goodwill, intangible assets and total liabilities) by the number of outstanding ordinary shares.  For purposes of illustration, the following discussion assumes that all of our outstanding shares both before and after this offering are in the form of ADSs, each representing one ordinary share.  Dilution is determined by subtracting net tangible book value per ADS from the public offering price per ADS.  Solely for the convenience of the reader, unless otherwise indicated, all amounts in U.S. dollars have been converted from euros to U.S. dollars at an exchange rate of $1.1559 per euro, the exchange rate on October 12, 2018.  These conversions should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or any other exchange rate at that or any other date.

Our net tangible book value as of June 30, 2018 was €38.3 million or €2.06 per ADS, or $44.3 million or $2.38 per ADS.  Investors participating in this offering will incur immediate and substantial dilution.  After giving effect to the sale by us of the ADSs in this offering at the public offering price of $        per ADS, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of June 30, 2018 would have been approximately $        million, or $        per ADS.  This amount represents an immediate increase in our pro forma net tangible book value of $        per ADS to our existing shareholders and an immediate dilution of $        per ADS to new investors purchasing the ADSs in this offering at the public offering price.

The following table illustrates this dilution to new investors purchasing ADSs in the offering, assuming either no exercise or full exercise of the underwriter’s over-allotment option to purchase additional ADSs:

	No exercise	Full exercise
	(in $)	(in $)
Public offering price
Historical net tangible book value before the change attributable to investors purchasing ADSs in this offering	2.38	2.38
Increase in pro forma net tangible book value attributable to investors purchasing ADSs in this offering
Pro forma as adjusted net tangible book value after giving effect to this offering
Dilution to new investors purchasing in this offering per ADS
Dilution to new investors purchasing in this offering per ordinary shares outstanding (on ADS basis)

If the underwriter exercises its over-allotment option in full, our pro forma as adjusted net tangible book value per ADS would be $           per ADS, representing an immediate increase in net tangible book value of $           per share to existing shareholders and immediate dilution in net tangible book value of $           per share to investors purchasing ordinary shares in this offering.

To the extent that we grant warrants or other equity awards to our directors, senior management or employees in the future, and those warrants or other equity awards are exercised or become vested or other issuances of our ordinary shares are made, there will be further dilution to investors participating in this offering.

CERTAIN MATERIAL TAX CONSIDERATIONS

German Taxation of ADSs

Scope of Discussion

The following is a general summary of the material German tax consequences for U.S. holders (as defined below) of the ADSs. It does not purport to be a complete analysis of all German tax considerations relating to the ADSs. It is based upon the laws in force and their interpretation at the time of preparation of this prospectus and is subject to any change in law or interpretation after such date, potentially having retrospective or retroactive effect. It does not address the German tax consequences for holders of the ADSs who are not U.S. holders (as defined below). Furthermore, it does not address the German tax consequences resulting from the ADSs being attributable to (1) a permanent establishment outside of the U.S., or (2) a permanent representative outside of the U.S.

A U.S. holder in terms of this section on the German taxation of the ADSs is:

             a resident of the U.S. in terms of the Agreement between the United States of America and the Federal Republic of Germany for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and Capital and to certain other Taxes as of June 4, 2008 (Abkommen zwischen der Bundesrepublik Deutschland und den Vereinigten Staaten von Amerika zur Vermeidung der Doppelbesteuerung und zur Verhinderung der Steuerverkürzung auf dem Gebiet der Steuern vom Einkommen und vom Vermögen und einiger anderer Steuern in der Fassung vom 4. Juni 2008, “Treaty”);

      who is not subject to German unlimited tax liability by way of a German residence or habitual abode or, as the case may be, a German registered seat or place of management;

      who is the beneficial owner of the ADSs and any payments such as dividends under the ADSs; and

      who is not subject to the limitation of benefits clause of the Treaty.

In particular because it is not possible to take into account the personal circumstances of prospective U.S. holders, they should consult their tax advisors as to the consequences under the tax laws of Germany resulting from acquiring, holding and disposing of ADSs and receiving payments under the ADSs such as dividends.

German Taxation of Dividends and Capital Gains

At the time of preparation of this prospectus, no decisions of German tax courts have been published that comprehensively outline the treatment of ADRs or ADSs under German tax law. However, the German Federal Ministry of Finance has issued a circular dated May 24, 2013 (reference number BMF IV C 1 — S 2204/12/10003, “ADR Circular”) on the treatment of ADRs under German tax law. According to the ADR Circular, holders of ADRs are in general treated like the beneficial owners of the respective shares for German tax purposes. It has to be noted, however, that the ADR Circular does not address ADSs and it is therefore not clear whether or not the ADSs fall within the scope of the ADR Circular. If the ADS fall within the scope of the ADR Circular, U.S. holders of the ADSs would be treated as if they held the respective amount of ordinary shares and if they received dividends under the ordinary shares for German tax purposes. Furthermore, U.S. holders of the ADSs should note that the ADR Circular is not binding on German tax courts and it is unclear whether a German tax court would follow the ADR Circular with respect to the German tax treatment of ADRs or ADSs. For the purposes of this section on the German taxation of the ADSs it is assumed that the ADSs fall within the scope of the ADR Circular.

German Taxation of Capital Gains of the U.S. Treaty Beneficiaries of the ADSs

The company maintains its registered seat in Germany. As a consequence, capital gains resulting from the disposition of ADSs realized by a U.S. holder are treated as German source income and are subject to German limited tax liability (beschränkte Steuerpflicht) if such U.S. holder at any time within five years prior to the disposition directly or indirectly held ADSs, shares and/or other rights representing together 1% or more of the company’s shares. If such holder had acquired the ADSs without consideration, the previous owner’s holding period and percentage of the holding would also be taken into account. However, U.S. holders may invoke the Treaty and, as a result, are not subject to German taxation on capital gains resulting from the disposition of ADSs.

Under German law, disbursing agents are required to levy withholding tax on capital gains from the sale of shares or other securities held in a custodial account. Disbursing agent in this context means a German bank, a financial services institution, a securities trading enterprise or a securities trading bank (each as defined in the German Banking Act (Kreditwesengesetz) and, in each case, including a German branch of a foreign enterprise, but excluding a foreign branch of a German enterprise) that holds the ADSs in custody or administers the ADSs for the U.S. holder or conducts sales or other dispositions and disburses or credits the income from the ADSs to the U.S. holder of the ADSs. Under German law, the obligation to withhold taxes on capital gains does not explicitly depend on the capital gains being subject to German limited or unlimited taxation or on an applicable double taxation treaty permitting Germany to tax such capital gains.

However, the German Federal Ministry of Finance has issued a circular dated January 18, 2016 (reference number BMF IVC1 — S 2252/08/10004, “Capital Income Circular”) due to which taxes need not be withheld when the capital gains are not subject to German taxation. The Capital Income Circular further states that there is no obligation to withhold such tax on capital gains even if a U.S. holder owns 1% or more of the shares. While the Capital Income Circular is only binding on the tax authorities but not on the tax courts, in practice, the disbursing agents nevertheless typically rely on the guidance contained in such circular. Therefore, a disbursing agent would only withhold tax at 26.375% on capital gains derived by a U.S. holder from the sale of ADSs held in a custodial account in Germany in the unlikely event that the disbursing agent did not follow this guidance. In this case, the U.S. holder should be entitled to claim a refund of the withholding tax from the German tax authorities under the Treaty.

Taxation of Dividends

Dividends distributed by the company to a U.S. holder under the ADS are subject to a German withholding tax of 25% plus 5.5% solidarity surcharge thereon, resulting in an overall withholding tax rate of 26.375%.

However, U.S. holders may invoke the Treaty. Therefore, the German withholding tax may in general not exceed 15% of the dividends received by U.S. holders. A further reduction of the permitted withholding tax rate under the Treaty may apply depending on further requirements. The excess of the total amount withheld over the maximum rate of withholding tax permitted under the Treaty is refunded to U.S. holders upon application (as described below under “Withholding Tax Refund for U.S. Treaty Beneficiaries”).

Withholding Tax Refund for U.S. Treaty Beneficiaries

As described above, U.S. holders are entitled to claim a refund of the portion of the generally applicable 26.375% German withholding tax on dividends that exceeds the permitted withholding tax rate under the Treaty. However, U.S. holders should note that it is unclear how the German authorities will apply the refund process to dividends paid under ADSs and ADRs. In general, any potential refund claim becomes time-barred after four years following the calendar year in which the dividend is received.

Additionally, such refund is subject to the German anti treaty shopping provision. In general, according to the current wording of the law, it is required that the U.S. holder (in case it is corporation, “U.S. corporate holder”) maintains its own administrative substance and conducts its own business activities. In particular, a U.S. corporate holder has no right to a full or partial refund to the extent persons holding ownership interests in the U.S. corporate holder would not be entitled to the refund had they received the income directly and the gross income realized by the U.S. corporate holder is not caused by the business activities of the U.S. corporate holder, and there are either no economic or other valid reasons for the interposition of the U.S. corporate holder, or the U.S. corporate holder does not participate in general commerce by means of a business organization with resources appropriate to its business purpose. However, this will not apply if the U.S. corporate holder’s principal class of stock is regularly traded in substantial volume on a recognized stock exchange, or if the U.S. corporate holder is subject to the provisions of the German Investment Tax Act (lnvestmentsteuergesetz). However, the European Court of Justice (“ECJ”) has recently decided that the currently applicable German anti treaty shopping provision violates European law (ECJ, decision dated June 14, 2018, C-440/17). The German tax authorities have not yet published any guidance regarding the future application of the German anti treaty shopping rules. Furthermore, it is currently unclear how the German legislature will react to this decision (e.g. by amending or revoking the currently applicable anti treaty shopping provisions).

U.S. holders claiming a refund of German withholding tax should in any case consult their tax advisors with respect to the refund procedure as there is only limited guidance of the German tax authorities on the practical application of the refund procedure with respect to the ADS.

German Inheritance and Gift Tax (Erbschaft-und Schenkungsteuer)

As the ADR Circular does not refer to the German Inheritance and Gift Tax Act, it is unclear whether or not the German inheritance or gift tax applies to the transfer of the ADSs. However, if German inheritance or gift tax is applicable to ADSs, under German domestic law, the transfer of the ordinary shares in the company and, as a consequence, the transfer of the ADSs would be subject to German gift or inheritance tax if:

      the decedent or donor or heir, beneficiary or other transferee (1) maintained his or her residence or a habitual abode in Germany or had its place of management or registered seat in Germany at the time of the transfer, or (2) is a German citizen who has spent no more than five consecutive years outside of Germany without maintaining a residence in Germany or (3) is a German citizen who serves for a German entity established under public law and is remunerated for his or her service from German public funds (including family members who form part of such person’s household, if they are German citizens) and is only subject to estate or inheritance tax in his or her country of residence or habitual abode with respect to assets located in such country (special rules apply to certain former German citizens who neither maintain a residence nor have their habitual abode in Germany);

      at the time of the transfer, the ADSs are held by the decedent or donor as business assets forming part of a permanent establishment in Germany or for which a permanent representative in Germany has been appointed; or

      the ADSs subject to such transfer form part of a portfolio that represents at the time of the transfer 10% or more of the registered share capital of the company and that has been held directly or indirectly by the decedent or donor, either alone or together with related persons.

Under the Agreement between the Federal Republic of Germany and the United States of America for the avoidance of double taxation with respect to taxes on inheritances and gifts (Abkommen zwischen der Bundesrepublik Deutschland und den Vereinigten Staaten von Amerika zur Vermeidung der Doppelbesteuerung auf dem Gebiet der Nachlass-, Erbschaft- und Schenkungsteuern in der Fassung vom 21. December 2000, “Inheritance and Gift Tax Treaty”), a transfer of ADSs by gift or upon death is not subject to German inheritance or gift tax if the donor or the transferor is domiciled in the U.S. in terms of the Inheritance and Gift Tax Treaty, and is neither a citizen of Germany nor a former citizen of Germany and, at the time of the transfer, the ADSs are not held by the decedent or donor as business assets forming part of a permanent establishment in Germany or for which a permanent representative in Germany has been appointed.

Notwithstanding the foregoing, in case the heir, transferee or other beneficiary (i) has, at the time of the transfer, his or her residence or habitual abode in Germany, or (ii) is a German citizen who has spent no more than five (or, in certain circumstances, ten) consecutive years outside Germany without maintaining a residence in Germany or (iii) is a German citizen who serves for a German entity established under public law and is remunerated for his or her service from German public funds (including family members who form part of such person’s household, if they are German citizens) and is only subject to estate or inheritance tax in his or her country of residence or habitual abode with respect to assets located in such country (or special rules apply to certain former German citizens who neither maintain a residence nor have their habitual abode in Germany), the transferred ADSs are subject to German inheritance or gift tax.

If, in this case, Germany levies inheritance or gift tax on the ADSs with reference to the heir’s, transferee’s or other beneficiary’s residence in Germany or his or her German citizenship, and the U.S. also levies federal estate tax or federal gift tax with reference to the decedent’s or donor’s residence (but not with reference to the decedent’s or donor’s citizenship), the amount of the U.S. federal estate tax or the U.S. federal gift tax, respectively, paid in the U.S. with respect to the transferred ADSs is credited against the German inheritance or gift tax liability, provided the U.S. federal estate tax or the U.S. federal gift tax, as the case may be, does not exceed the part of the German inheritance or gift tax, as computed before the credit is given, which is attributable to the transferred ADSs. A claim for credit of the U.S. federal estate tax or the U.S. federal gift tax, as the case may be, may be made within one year of the final determination and payment of the U.S. federal estate tax or the U.S. federal gift tax, as the case may be, provided that the determination and payment are made within ten years of the date of death of the decedent or of the date of the gift by the donor. Similarly, U.S. state-level estate or gift taxes are also creditable against the German inheritance or gift tax liability to the extent that U.S. federal estate or gift tax is creditable.

U.S. Taxation of ADSs and Ordinary Shares

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the ADSs and ordinary shares by a U.S. holder (as defined below). The information provided below is based on the Internal Revenue Code of 1986, as amended (“Code”), Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions all as now in effect and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary addresses only U.S. federal income tax considerations of U.S. holders that will hold ADSs or ordinary shares as capital assets. It does not provide a complete analysis of all potential tax considerations. In particular, this summary does not address all the tax considerations applicable to a particular holder of ADSs or ordinary shares in light of the holder’s circumstances, for example:

      financial institutions;

      insurance companies;

      dealers or traders in securities;

      persons that will hold ADSs or ordinary shares as part of a hedging or conversion transaction or as a position in a straddle or other integrated transaction for U.S. federal income tax purposes;

      U.S. holders that have a functional currency other than the U.S. dollar;

      persons that own (or are deemed to own) ADSs or ordinary shares representing 10% or more of our voting shares;

      regulated investment companies, real estate investment trusts;

      tax-exempt entities;

      tax-deferred or other retirement accounts;

      certain former citizens or residents of the U.S.;

      persons deemed to sell ADSs or ordinary shares under constructive sale provisions of the Code; or

      persons holding ADSs or ordinary shares in connection with a trade or business conducted outside of the U.S.

Finally, the summary does not describe the effect of the U.S. federal alternative minimum, estate and gift tax laws on U.S. holders or the effects of any applicable state, local, or non-U.S. laws.

For purposes of this summary, a “U.S. holder” is a beneficial owner of ADSs or ordinary shares that for U.S. federal income tax purposes, is (1) an individual who is a citizen or resident of the U.S.; (2) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S., any state thereof or the District of Columbia; (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if it (i) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person. A

“non-U.S. holder” is a beneficial owner of the ADSs or ordinary shares (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If a partnership (including an entity or arrangement, U.S. or non-U.S., treated as a partnership for U.S. federal income tax purposes) holds ADSs or ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A holder of ADSs or ordinary shares that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of acquiring, owning and disposing of the ADSs or ordinary shares.

Each prospective holder of ADSs or ordinary shares should consult its own tax advisors regarding the U.S. federal, state and local or other tax consequences of acquiring, owning and disposing of our ADSs or ordinary shares in light of their particular circumstances. U.S. holders should also review the discussion under “— German Taxation of ADSs” for the German tax consequences to a U.S. holder of the ownership of the ADSs.

General

In general and taking into account the earlier assumptions, a U.S. holder of ADSs is treated as the owner of the ordinary shares represented by such ADSs. Exchanges of ordinary shares for ADSs, and ADSs for ordinary shares, respectively, generally will not be subject to U.S. federal income tax.

Distributions

Under the U.S. federal income tax laws, and subject to the passive foreign investment company (“PFIC”) rules discussed below, the gross amount of any distribution that is actually or constructively received by a U.S. holder with respect to its ordinary shares (including shares deposited in respect of ADSs) will be a dividend includible in gross income of a U.S. holder as ordinary income to the extent the amount of such distribution is paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent that the amount of such distribution exceeds our current and accumulated earnings and profits as so computed, it will be treated first as a non-taxable return of capital to the extent of such U.S. holder’s adjusted tax basis in its ADSs or ordinary shares, and to the extent the amount of such distribution exceeds such adjusted tax basis, will be treated as gain from the sale of the ADSs or ordinary shares. If you are a non-corporate U.S. holder, dividends paid to you are expected to constitute qualified dividend income that will be taxable to you at a reduced maximum U.S. federal income rate of taxation, the maximum of which is currently 20% (rather than the higher rates of tax generally applicable to items of ordinary income, the maximum of which is currently 37%) provided that you hold our ADSs or ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. If we are a PFIC (as discussed below under “Additional U.S. Federal Income Tax Consequences — PFIC Rules”), distributions paid by us with respect to ADSs or ordinary shares will not be eligible for the preferential income tax rate. Prospective investors should consult their own tax advisors regarding the taxation of distributions under these rules.

You must include any German tax withheld from the dividend payment in this gross amount even though you do not in fact receive it. The gross amount of the dividend is taxable to you when you receive the dividend, actually or constructively. Dividends paid on ADSs or ordinary shares generally will constitute income from sources outside the U.S. and will generally not be eligible for the dividends-received deduction generally available to corporate U.S. holders. The gross amount of any dividend paid in non-U.S. currency will be included in the gross income of a U.S. holder in an amount equal to the U.S. dollar value of the non-U.S. currency calculated by reference to the exchange rate in effect on the date the dividend distribution is includable in the U.S. holder’s income, regardless of whether the payment is in fact converted into U.S. dollars. If the non-U.S. currency is converted into U.S. dollars on the date of receipt by the depositary, in the case of ADSs, or the U.S. holder in the case of ordinary shares, a U.S. holder generally should not be required to recognize non-U.S. currency gain or loss in respect of the dividend. If the non-U.S. currency received is not converted into U.S. dollars on the date of receipt, a U.S. holder will have a basis in the non-U.S. currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the non-U.S. currency will be treated as ordinary income or loss, and will generally be income or loss from sources within the U.S. for foreign tax credit limitation purposes. The amount of any distribution of property other than cash will be the fair market value of the property on the date of the distribution, less the sum of any encumbrance assumed by the U.S. holder.

Subject to applicable limitations that may vary depending upon a U.S. holder’s circumstances, a U.S. holder will be entitled to a credit against its U.S. federal income tax liability for any German withholding taxes withheld in respect of our dividend distributions not in excess of the applicable rate under the treaty. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income, such as “passive” or “general” income. In addition, the amount of the qualified dividend income, if any, paid to a U.S. holder that is subject to the reduced dividend income tax rate and that is taken into account for purposes of calculating the U.S. holder’s U.S. foreign tax credit limitation must be reduced by the rate differential portion of the dividend. The rules governing foreign tax credits are complex. Prospective investors should consult their own tax advisors regarding the availability and implications of foreign tax credits in light of their particular situation. In lieu of claiming a foreign tax credit, U.S. holders may elect to deduct all non-U.S. taxes paid or accrued in a taxable year in computing their taxable income, subject to generally applicable limitations under U.S. federal income tax law. Prospective investors should consult their own tax advisors regarding the availability and deductibility of non-U.S. taxes in light of their particular situation.

U.S. Taxation of Sale or Other Disposition

Subject to the discussion below under “Additional U.S. Federal Income Tax Consequences — PFIC Rules,” a U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale or other disposition of ADSs or ordinary shares in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or other disposition and the U.S. holder’s tax basis in such ADSs or ordinary shares. Such gain or loss generally will be capital gain or loss. Capital gain of a non-corporate U.S. holder recognized on the sale or other disposition of ADSs or ordinary shares held for more than one year is generally eligible for a reduced maximum U.S. federal income tax rate of taxation, the maximum of which is currently 20%. The gain or loss will generally be income or loss from sources within the U.S. for foreign tax credit limitation purposes. The deductibility of capital losses is subject to limitations.

A U.S. holder that receives non-U.S. currency on the sale or other disposition of ADSs or ordinary shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency on the date of sale (or, in the case of cash basis and electing accrual basis taxpayers, the U.S. dollar value of the non-U.S. currency on the settlement date) provided that the ADSs or ordinary shares, as the case may be, are treated as being “traded on an established securities market.” If a U.S. holder receives non-U.S. currency upon a sale or exchange of ADSs or ordinary shares, gain or loss, if any, recognized on the subsequent sale, conversion or disposition of such non-U.S. currency will be ordinary income or loss, and will generally be income or loss from sources within the U.S. for foreign tax credit limitation purposes. However, if such non-U.S. currency is converted into U.S. dollars on the date received by the U.S. holder, a cash basis or electing accrual U.S. holder should not recognize any gain or loss on such conversion.

Redemption

Depending on the particular U.S. holder, a redemption of ADSs or ordinary shares by us will be treated as a sale of the redeemed ADSs or ordinary shares by the U.S. holder or as a distribution to the U.S. holder (which is taxable as described above under “— Distributions”).

Additional U.S. Federal Income Tax Consequences

PFIC Rules.   Special adverse U.S. federal income tax rules apply to U.S. holders owning shares of a PFIC. In general, if you are a U.S. holder, we will be a PFIC with respect to you if for any taxable year in which you held our ADSs or ordinary shares: (i) at least 75% of our gross income for the taxable year is passive income or (ii) at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income. The determination of whether we are a PFIC will be made annually. Accordingly, it is possible that we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. Assuming we are a publicly traded corporation for purposes of the PFIC rules, the value of our assets would generally be determined by reference to the market price of our shares. Fluctuations in the market price of our shares may cause us to become a PFIC for the current taxable year or later taxable years. In addition, the composition of our income and assets will be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were unable to deploy significant amounts of cash for active purposes, our risk of being classified as a PFIC would substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

Passive income generally includes dividends, interest, royalties, rents (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from the disposition of assets that produce passive income. Any cash we hold, including the cash raised in this offering, generally will be treated as held for the production of passive income for the purpose of the PFIC test, and any income generated from cash or other liquid assets generally will be treated as passive income for such purpose. If a non-U.S. corporation owns at least 25% by value of the shares of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income. Although we do not believe that we are currently a PFIC, and do not expect to be a PFIC for the current taxable year ending December 31, 2018 or in the foreseeable future, the determination of PFIC status is highly factual, determined annually, and based on technical rules that are difficult to apply. Accordingly, there can be no assurances that we will not be a PFIC for the current year or any future taxable year.

If we were to be treated as a PFIC, except as otherwise provided by election regimes described below, a U.S. holder would be subject to special adverse tax rules with respect to (i) “excess distributions” received on our ADSs or ordinary shares and (ii) any gain recognized upon a sale or other disposition (including a pledge) of our ADSs or ordinary shares. A U.S. holder would be treated as if it had realized such gain and certain “excess distributions” ratably over its holding period for our ADSs or ordinary shares. The amounts allocated to the then current taxable year and to any taxable year in the holding period prior to the first taxable year in which we were a PFIC would be taxed as ordinary income, together with an interest charge in respect of the tax attributable to each such year. Special rules apply for calculating the amount of the foreign tax credit with respect to “excess distributions” by a PFIC.

With certain exceptions, a U.S. holder’s ADSs or ordinary shares will be treated as stock in a PFIC if we were a PFIC at any time during the U.S. holder’s holding period for its ordinary shares or ADSs, even if we are not currently a PFIC.

Dividends that a U.S. holder receives from us will not be eligible for the special tax rates applicable to qualified dividend income if we are treated as a PFIC.

If a U.S. holder owns ordinary shares in a PFIC that are treated as “marketable stock,” the U.S. holder may make a mark-to-market election. If a U.S. holder makes this election, the U.S. holder will not be subject to all of the PFIC rules described above. Instead, in general, the U.S. holder will include as ordinary income the excess, if any, of the fair market value of its ADSs or ordinary shares at the end of the taxable year over the U.S. holder’s adjusted basis in its ADSs or ordinary shares. Similarly, any gain realized on the sale, exchange or other disposition of the ADSs or ordinary shares will be treated as ordinary income, and will not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. holder will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ADSs or ordinary shares over the fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). A U.S. holder’s basis in the ADSs or ordinary shares will be adjusted to reflect any such income or loss amount.

A U.S. holder may in certain circumstances also mitigate adverse tax consequences of the PFIC rules by filing an election to treat the PFIC as a qualified electing fund (“QEF”), if the PFIC complies with certain reporting requirements. However, in the event that we are or become a PFIC, we do not intend to comply with such reporting requirements necessary to permit U.S. holders to elect to treat us as a QEF.

U.S. holders should consult their own tax advisors regarding the application of the PFIC rules to their investment in our ADSs or ordinary shares and the elections discussed above.

If we were to be treated as a PFIC, owners of our ADSs or ordinary shares (including, potentially, indirect owners) would be required to file an information report with respect to such interest on their tax returns, subject to certain exceptions. U.S. holders are urged to consult their tax advisors regarding the application of these rules to their ownership of the ADSs and ordinary shares.

Tax on Net Investment Income.   Certain U.S. holders who are individuals, estate and trusts will be required to pay an additional 3.8% tax on some or all of their “net investment income,” which generally includes their dividend income (including qualified dividend income) and net gains from the disposition of our ADSs or ordinary shares. U.S. holders should consult their own tax advisors regarding the applicability of this additional tax on their particular situation.

Information with Respect to Foreign Financial Assets. Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets on their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons; (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties; and (iii) interests in foreign entities. U.S. holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the ADSs and ordinary shares.

Backup Withholding and Information Reporting.   Backup withholding and information reporting requirements will generally apply to certain payments to U.S. holders of dividends on ADSs or ordinary shares. We, our agent, a broker or any paying agent, may be required to withhold tax from any payment that is subject to backup withholding unless the U.S. holder (1) is an exempt payee, or (2) provides the U.S. holder’s correct taxpayer identification number and complies with applicable certification requirements. Payments made to U.S. holders by a broker upon a sale of our ADSs or ordinary shares will generally be subject to backup withholding and information reporting. If the sale is made through a non-U.S. office of a non-U.S. broker, however, the sale will generally not be subject to either backup withholding or information reporting. This exception may not apply if the non-U.S. broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. holder of ADSs or ordinary shares under the backup withholding rules can be credited against any U.S. federal income tax liability of the U.S. holder, provided the required information is timely furnished to the IRS. A U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceeds the U.S. holder’s income tax liability by filing a refund claim with the IRS. Prospective investors should consult their own tax advisors as to their qualification and procedure for exemption from backup withholding.

UNDERWRITING

Subject to the terms and conditions described in the underwriting agreement dated the date of this prospectus supplement, among us, the underwriter and the underwriter’s agent named therein, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the number of ADSs listed opposite its name below.

Underwriter	Number of ADSs
Piper Jaffray & Co	4,860,000
Total	4,860,000

The underwriter has advised us that it proposes to offer the ADSs to the public at $          per ADS. The underwriter proposes to offer the ADSs to certain dealers at the same price less a concession of not more than $          per ADS. After the offering, these figures may be changed by the underwriter.

Sales of ADSs made outside of the United States may be made by affiliates of the underwriter.

We have granted to the underwriter an option to purchase up to 720,000 additional ADSs at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriter may exercise this option any time during the 30-day period after the date of this prospectus supplement, but only to cover over-allotments, if any.

Members of our management board, who are also significant shareholders, indicated an interest in purchasing up to $600,000 in ADSs in this offering at the public offering price. The underwriter will receive the same discounts and commissions with respect to ADSs purchased by such shareholders as other ADSs offered in this prospectus supplements. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter could determine to sell more, less or no ADSs to such shareholders and such shareholders could determine to purchase more, less or no ADSs in this offering. Any ADSs purchased by such members of our management board will be subject to lock-up agreements with the underwriter as described below.

The following table shows the underwriting fees to be paid to the underwriter in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the over-allotment option.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discount paid by voxeljet AG	$	$	$
Proceeds, before expenses to voxeljet AG	$	$	$

We have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

In connection with this offering, we have agreed that, without the prior written consent of Piper Jaffray & Co., we will not, subject to limited exceptions, during the period (the “Lock-Up Period”) ending 90 days after the date of this prospectus supplement, either directly or indirectly:

     offer, pledge, announce the intention to sell, issue, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or ADSs or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Ordinary Shares or ADSs (the “Lock-Up Securities”);

     file, or announce the intention to file, any registration statement with respect to any Lock-Up Securities; or

     enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities;

whether any such transaction is to be settled by delivery of ordinary shares, ADSs or such other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph will not apply to:

      the ADSs to be sold hereunder;

      any Lock-Up Securities issued upon the exercise of options or warrant or the conversion of a security outstanding;

      the filing of any Form S-8 relating to Lock-Up Securities granted pursuant to or reserved for issuance under our existing plans; provided that such securities are non-transferrable during the Lock-Up Period; and

      the issuance of Lock-Up Securities by us after 45 days from the date of this prospectus supplement in connection with the acquisition or strategic investment (including any joint venture, strategic alliance or partnership) as long as (x) the aggregate number of Lock-Up Securities issued or issuable does not exceed 5% of the number of ordinary shares outstanding immediately after the issuance and sale of the Lock-Up Securities, and (y) each recipient of any such shares or other securities agrees to restrictions on the resale of such securities that are consistent with the lock-up restrictions described below.

In connection with this offering, each member of our Management Board and Supervisory Board and certain shareholders have agreed that, without the prior written consent of Piper Jaffray & Co., they will not, subject to limited exceptions, during the same Lock-Up Period, either directly or indirectly:

      offer, pledge, announce the intention to sell, issue, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Lock-Up Securities;

      file, or announce the intention to file, any registration statement with respect to any Lock-Up Securities; or

      enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities; or

      make any demand for or exercise any right with respect to the registration of any ordinary shares or ADSs or any security convertible into or exercisable or exchangeable for ordinary shares

The restrictions described in the immediately preceding paragraph will not apply to:

      the transfer by a security holder of Lock-Up Securities (i) as a bona fide gift, (ii) to an immediate family member or any trust for the direct or indirect benefit of the party subject to the lock-up restrictions or one or more members of the immediate family of such party, (iii) to any corporation, partnership or limited liability company, all of the shareholders, partners or members of which consist of the party subject to the lock-up restrictions or one or more members of the immediate family of such party, (iv) if the party subject to the lock-up restrictions is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) or (B) to limited partners, limited liability company members, stockholders or other equity holders of the party subject to the lock-up restrictions as distributions of the Lock-Up Securities, (v) if the party subject to the lock-up restrictions is a trust, to the beneficiary of such trust, (vi) by testate succession or intestate succession, (vii) in transactions relating to any Lock-Up Securities acquired in open market transactions after the completion of this offering, or (viii) pursuant to the underwriting agreement; provided, the exceptions provided in clauses (ii) through (vi) shall apply only if such transfer shall not involve a disposition for value; and provided, further, the exceptions provided in clauses (i) through (vi) shall apply only if (y) the transferee has agreed in writing to be bound by the same terms with regards to the Lock-Up Securities that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer and (z) no filing or public announcement by any party under of the Exchange Act or otherwise, shall be required or shall be made voluntarily in connection with such transfer;

      the establishment of any contract, instruction or plan (a “Plan”) pursuant to Rule 10b5-1; provided that no sales of the Lock-Up Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement and no filing with the SEC or other regulatory authority shall be required, and no such announcement or filing is made voluntarily, by the party subject to the lock-up restrictions, the Company or any other person, prior to the expiration of the Lock-Up Period;

      the “net” or cashless exercise of share options or warrants granted pursuant to the Company’s existing equity incentive plans, provided that the restrictions shall apply to any of the Lock-Up Securities issued upon such exercise;

      the transfer of Lock-Up Securities to the Company for the surrender or forfeiture of ordinary shares or ADSs to satisfy tax withholding obligations upon exercise or vesting of share options, warrants or equity awards, if and only if (a) such surrenders or forfeitures are not required to be reported with the SEC pursuant to Section 16(a) of the Exchange Act, and (b) the party subject to the lock-up restrictions does not otherwise voluntarily effect any public filing or report regarding such surrenders or forfeitures; or

      the sale of ADSs purchased by a party subject to the lock-up restrictions on the open market following this offering, if and only if (a) such sales are not required to be reported with the SEC pursuant to Section 16(a) of the Exchange Act, and (b) such security holder does not otherwise voluntarily effect any public filing or report regarding such sales.

Piper Jaffray & Co., in its sole discretion, may release the Lock-Up Securities in whole or in part at any time with or without notice. At least three business days before the release or waiver of any lock-up restriction on the transfer of the Lock-Up Securities by any of our directors or officers, the representative will notify us of the impending release or waiver and we will announce the impending release or waiver through a major news service, except where the release or waiver is effected solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the same lock-up agreement terms in place for the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

The ADSs are listed on the New York Stock Exchange under the symbol “VJET.”

Until the distribution of the ADSs is completed, the SEC rules may limit the underwriter from bidding for and purchasing ADSs. However, the underwriter or its agent may engage in transactions that stabilize the price of our ADSs, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriter may purchase and sell ADSs in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s overallotment option described above. The underwriter may close out any covered short position by either exercising its overallotment option or purchasing ADSs in the open market. In determining the source of ADSs to close out the covered short position, the underwriter will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase ADSs through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriter must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our ADSs in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of ADSs made by the underwriter in the open market prior to the closing of this offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the ADSs or preventing or retarding a decline in the market price of our ADSs. As a result, the price of the ADSs may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the ADSs. In addition, neither we nor the underwriter make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

In connection with this offering, the underwriter (and selling group members) may also engage in passive market making transactions in the ADSs on the NYSE. Passive market making consists of displaying bids on the NYSE by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the ADSs at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

The underwriter and its affiliates may provide from time to time certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the ADSs, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or the ADSs in any jurisdiction where action for that purpose is required.

Accordingly, the ADSs may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with the ADSs may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriter may arrange to sell the ADSs offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any ADS may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any ADS may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)   to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative for any such offer; or

(c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of ADSs as described in (a) through (c) above will result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to ADS in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any ADS to be offered so as to enable an investor to decide to purchase any ADS, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto), and includes any relevant implementing measure in the Relevant Member State.

In connection with the placement of the ADSs, Piper Jaffray & Co. will act as the stabilization manager in the European Economic Area (the “EEA Stabilization Manager”) and may, as EEA Stabilization Manager, and acting in accordance with applicable legal requirements (Article 5 para. 4 and 5 MAR in conjunction with Articles 5 through 8 of the Commission Delegated Regulation (EU) 2016/1052) make over-allotments and take stabilization measures to support the market price of the ADSs and thereby counteract any selling pressure.

The EEA Stabilization Manager is under no obligation to take any stabilization measures. Therefore, stabilization may not necessarily occur and may cease at any time. Such measures may be taken on the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) from the date of adequate public disclosure of the final price of the ADSs until 30 calendar days after the date of allotment (the “Stabilization Period”).

Stabilisation transactions aim at supporting the market price of the Company’s securities during the Stabilisation Period. These measures may result in the market price of the Company’s securities being higher than would otherwise have been the case. Moreover, the market price may temporarily be at an unsustainable level.

Under the possible stabilization measures, investors may be allocated up to 720,000 additional ADSs as part of the allocation of the ADSs (the “Over-Allotment”).

The total number of such additional ADSs will not exceed 15% of the sum of the final number of placed ADSs. The Company will grant the underwriter an option to acquire such ADSs at the public offering price, less agreed fees and underwriting discount (the “Greenshoe Option”). The Greenshoe Option may be exercised only during the Stabilization Period.

The EEA Stabilization Manager, for the account of the underwriter, is entitled to exercise the Greenshoe Option to the extent Over-Allotments were made: The EEA Stabilization Manager is entitled to exercise this option during the Stabilization Period even if such exercise follows any sale of ADSs by the EEA Stabilization Manager which the EEA Stabilization Manager had previously acquired as part of any stabilization measures (so-called refreshing the shoe).

Within one week of the end of the Stabilization Period, the EEA Stabilization Manager will ensure adequate public disclosure in the European Economic Area as to whether stabilization was undertaken, the date on which stabilization started and last occurred, and the price range within which stabilization was carried out, for each of the dates during which stabilization transactions were carried out and the trading venue or venues on which the stabilization transactions were carried out, where applicable.

Exercise of the Greenshoe Option will be disclosed to the public promptly, together with all appropriate details, including in particular the date of exercise of the Greenshoe Option and the number and nature of securities involved in accordance with Article 8 of the Commission Delegated Regulation (EU) 2016/1052.

United Kingdom

The underwriter has represented and agreed that:

(a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the ADSs in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the ADSs in, from or otherwise involving the United Kingdom.

Canada

The ADSs may be sold only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.

Hong Kong

The ADSs may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except:

(i)    to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(ii)   where no consideration is or will be given for the transfer; or

(iii)  where the transfer is by operation of law.

Switzerland

The ADSs may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ADSs or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the ADSs have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of ADSs will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of common stock.

United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (“DFSA”), a regulatory authority of the Dubai International Financial Centre (“DIFC”). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The ADSs may not be offered to the public in the UAE and/or any of the free zones.

The ADSs may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

France

This prospectus supplement (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).

This prospectus supplement has not been and will not be submitted to the French Autorité des marchés financiers (the “AMF”) for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

(a)   the transaction does not require a prospectus to be submitted for approval to the AMF;

(b)   persons or entities referred to in Point 2°, Section II of Article L. 411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

(c)   the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

THIS PROSPECTUS SUPPLEMENT IS NOT TO BE FURTHER DISTRIBUTED OR REPRODUCED (IN WHOLE OR IN PART) IN FRANCE BY THE RECIPIENTS OF THIS PROSPECTUS SUPPLEMENT. THIS PROSPECTUS SUPPLEMENT HAS BEEN DISTRIBUTED ON THE UNDERSTANDING THAT SUCH RECIPIENTS WILL ONLY PARTICIPATE IN THE ISSUE OR SALE OF OUR COMMON STOCK FOR THEIR OWN ACCOUNT AND UNDERTAKE NOT TO TRANSFER, DIRECTLY OR INDIRECTLY, OUR COMMON STOCK TO THE PUBLIC IN FRANCE, OTHER THAN IN COMPLIANCE WITH ALL APPLICABLE LAWS AND REGULATIONS AND IN PARTICULAR WITH ARTICLES L. 411-1 AND L. 411-2 OF THE FRENCH MONETARY AND FINANCIAL CODE.

EXPENSES RELATED TO THIS OFFERING

The following table sets forth the aggregate expenses to be paid by us in connection with this offering.  All amounts shown are estimated, except the SEC registration fee.

Expenses	Amount
SEC registration fee	$8,693
Legal fees and expenses	230,000
Accounting and auditing fees and expenses	115,000
Printing fees	23,000
Other fees and expenses	1,307
Total	$378,000

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Hogan Lovells International LLP and Hogan Lovells US LLP, our German and U.S. counsel. Certain legal matters relating to this offering will be passed upon for the underwriter by Allen & Overy LLP, New York, NY and Allen & Overy LLP, Frankfurt, Germany.

EXPERTS

The consolidated financial statements of voxeljet AG as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, have been incorporated by reference herein in reliance upon the report of KPMG AG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

voxeljet AG is a German stock corporation (Aktiengesellschaft or AG), and its registered offices and all of its assets are located outside of the United States. In addition, most of the members of our Management Board, our Supervisory Board, our senior management and the experts named herein are residents of Germany and jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or upon voxeljet AG or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against voxeljet AG in the United States. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Germany. In addition, actions brought in a German court against voxeljet AG or the members of its Management Board and Supervisory Board, its senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions; in particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of  the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language, and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our Management Board, Supervisory Board and senior management and the experts named in this prospectus. In addition, even if a judgment against our company, the non-U.S. members of our Management Board, Supervisory Board, senior management or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or German courts.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, including amendments and relevant exhibits and schedules, covering the underlying ordinary shares represented by the ADSs to be sold in this offering.  The depositary has also filed with the SEC a related registration statement on Form F-6 to register the ADSs.  This prospectus supplement, which constitutes a part of the registration statement on Form F-3, summarizes material provisions of contracts and other documents that we refer to in this prospectus supplement and the accompanying prospectus.  Since this prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and the ADSs.

We file annual reports on Form 20-F and other information with the SEC and furnish reports on Form 6-K to the SEC.  We are not required to disclose certain other information that is required from U.S. domestic issuers.  Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders and our directors, senior management and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

You may review and copy the registration statement, reports and other information we file or furnish at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You may also request copies of these documents upon payment of a duplicating fee by writing to the SEC.  For further information on the public reference facility, please call the SEC at 1-800-SEC-0330.  The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. We provide copies of the reports and other information filed with the SEC on our Investor Relations webpage at https://investor.voxeljet.com/sec-filings.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors.  We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5.  Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies.  We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC.  You should read the information incorporated by reference because it is an important part of this prospectus supplement.  We incorporate by reference the following information or documents that we have filed with the SEC:

             our Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on March 29, 2018;

             our Reports on Form 6-K filed with the SEC on April 19, 2018; May 17, 2018 (solely with respect to the interim financial statements and the notes related thereto contained in Exhibit 99.1 thereof); May 30, 2018; August 16, 2018 (solely with respect to the interim financial statements and the notes related thereto contained in Exhibit 99.1 thereof); October 2, 2018 and October 15, 2018; and

             the description of our ADSs contained in our Registration Statement on Form 8-A filed with the SEC on October 11, 2013 and any amendments or reports filed for the purpose of updating such description.

All annual reports on Form 20-F and any amendment thereto and any report on Form 6-K (or portion thereof) that expressly indicates it is being incorporated by reference in this prospectus supplement, in each case, that we file with or furnish to the SEC prior to the termination or completion of the offering under this prospectus supplement, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing or furnishing of such reports and documents.  Unless expressly incorporated by reference, nothing in this prospectus supplement will be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in any document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov.  In addition, copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered on the written or oral request of that person made to:  voxeljet AG, Paul-Lenz Straße 1a, 86316 Friedberg, Germany, Attention: Investor Relations Department, or by calling +49 821 7483 100.

PROSPECTUS

$75,000,000

 voxeljet AG

Ordinary Shares

Debt Securities

Warrants and

Rights to Subscribe for Ordinary Shares

We may offer, from time to time, in one or more offerings, ordinary shares, debt securities, warrants or rights to subscribe for ordinary shares, which we collectively refer to as the “securities,” of up to $75,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 36.

We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Our ADSs are listed on the New York Stock Exchange (the “NYSE”) under the symbol “VJET.” On August 11, 2017, the last reported sale price of our ADSs on the NYSE was $4.07.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2, and any similar section contained or incorporated by reference herein concerning factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 28, 2017.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with information that is in addition to or different from that contained in, or incorporated by reference into, this prospectus or any prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should not assume that the information contained in this prospectus is accurate as of any other date. Except as otherwise required by the context, references to "voxeljet," "company," "we," "us" and "our" are to voxeljet AG and its legal predecessor Voxeljet Technology GmbH.

RISK FACTORS

Investing in our securities involves significant risks. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein, including the risk factors in our Annual Report on Form 20‑F for the fiscal year ended December 31, 2016, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Six Months	Fiscal Year Ended December 31,
	Ended June 30, 2017	2016	2015	2014
	(Unaudited)
Ratio of earnings to fixed charges	(1)	(1)	(1)	(1)

(1)    Earnings for the years ended December 31, 2014, 2015, 2016 and for the six months ended June 30, 2017 were insufficient to cover fixed charges. The amounts required to obtain a ratio of one-to-one are set forth in Exhibit 12.1 to our registration statement on Form F-3 filed with the SEC on August 14, 2017.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20‑F, reports on Form 6‑K, and other information with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). You may review and copy this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of these documents upon payment of a duplicating fee by writing to the SEC. For further information on the public reference facility, please call the SEC at 1‑800‑SEC‑0330. Our SEC filings, including the Registration Statement, are also available to you on the SEC’s website at http://www.sec.gov.

As a foreign private issuer, we are not required to disclose certain other information that is required from U.S. domestic issuers. Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders and members of our supervisory and management boards and our principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b‑5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20‑F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

·

Form 8‑A, File No. 001‑36130, filed on October 11, 2013, which incorporates by reference the description of our American Depositary Shares set forth under the caption “Description of American Depositary Shares” in the Prospectus forming a part of the Registration Statement on Form F‑1 (Registration No. 333‑191213), as filed publicly with the Securities and Exchange Commission on September 17, 2013 and amended on October 7, 2013 and October 11, 2013, including exhibits, and as may be subsequently amended from time to time for the purpose of updating that description;

·	Annual Report on Form 20‑F for the fiscal year ended December 31, 2016 filed with the SEC on March 30, 2017, and any amendments thereto; and
·	Reports on Form 6‑K filed with or furnished to the SEC on April 5, 2017, May 11, 2017 and August 14, 2017.

This prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20‑F and any report on Form 6‑K, or any part thereof, which states that it, or any part thereof, is being incorporated by reference herein, in each case filed by the registrant pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the termination of the offering made by this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

voxeljet AG

Paul-Lenz Straße 1a

86316 Friedberg, Germany

(49) 821 7483 100

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward‑looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements that are not of historical facts may be deemed to be forward‑looking statements. You can identify these forward‑looking statements by words such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “aims,” or other similar expressions that convey uncertainty of future events or outcomes. Forward‑looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, assumptions, projections, outlook, analyses or current expectations concerning, among other things, our intellectual property position, results of operations, cash needs, spending of the proceeds from this offering, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate and the trends that may affect the industry or us.

By their nature, forward‑looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward‑looking statement contained in this prospectus, we caution you that forward‑looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All of our forward‑looking statements are subject to risks and uncertainties that may cause our actual results to differ materially from our expectations.

Actual results could differ materially from our forward-looking statements due to a number of factors, including, without limitation, risks related to:

·	our ability to introduce new 3D printers and related print materials acceptable to the market and to improve the technology and print materials used in our current 3D printers;
·	fluctuations in our revenues and operating results;
·	the long sales cycle for our products, which makes the timing of our production planning and our revenues difficult to predict;
·	our ability to adequately increase demand for our products;
·	our ability to significantly increase the number of materials for use in our 3D printers fast enough to meet our business plan;
·	our dependence upon sales to certain industries;
·	our relationships with suppliers, especially with limited source suppliers of components of and consumables for our products;
·	our ability to manage the expansion of our operations effectively in order to achieve our projected levels of growth;
·	our ability to manage the expansion of our operations effectively in difficult market environments like UK, India and China;
·	our ability to attract and retain key management or other key employees;
·	our ability to raise additional capital on attractive terms, or at all, if needed to meet our growth strategy;
·	our ability to obtain patent protection for our products or otherwise protect our intellectual property rights;
·	our ability to protect our trade secrets and intellectual property; and
·	the other factors incorporated by reference in the "Risk Factors" section of this prospectus and elsewhere in this prospectus.

Any forward-looking statements that we make in this prospectus speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See "Where You Can Find More Information."

You should also read carefully the factors described in the "Risk Factors" section of this prospectus and elsewhere to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties, some of which may not be publicly available. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them.

THE COMPANY

We are a leading provider of high-speed, large-format 3D printers and on-demand parts services to industrial and commercial customers. Our 3D printers employ a powder binding, additive manufacturing technology to produce parts using various material sets, which consist of particulate materials and proprietary chemical binding agents. We offer our customers the highest volumetric output rate in the industry due to the combination of our large build boxes and print speeds. We provide our 3D printers and on-demand parts services to industrial and commercial customers serving the automotive, aerospace, film and entertainment, art and architecture, engineering and consumer product end markets.

We currently offer six different 3D printer platforms, with build boxes that range from 300 × 200 × 150 millimeters to 4,000 × 2,000 × 1,000 millimeters and various print speeds, which produce volumetric output rates ranging from 0.7 liters per hour to 123.0 liters per hour. All of our platforms support our commercialized material sets, sand and plastics, along with their respective proprietary chemical binding agents. We develop our material sets according to the needs of our industrial and commercial customers, and we are currently in varying stages of developing new material sets, including shell molding and chromite sands, PMMA-based plastics, ceramics, silicon carbide, tungsten carbide and cement.

Our business is divided into two principal segments: Systems and Services.

In our Systems segment, we focus on the sale, production and development of 3D printers. In addition, we sell refurbished 3D printers which were produced for and used in our Services segment and provide printers to customers under operating lease agreements. We also provide consumables, including particulate materials and proprietary chemical binding agents, maintenance contracts and spare parts to our customers.

In our Services segment, we print on-demand parts for our customers. We operate service centers in Germany, the United Kingdom, the United States and China. At our service centers, we create parts, molds, cores and models based on designs produced using 3D computer-aided design, or CAD, software. Furthermore, there are customers who order casted parts directly from us. In those cases, we provide molds or models to external suppliers who then cast the parts for our customers. We believe our service center in Germany is one of the largest additive manufacturing service centers in Europe.

We sold our first 3D printer in 2002 and commenced our on-demand parts services business in 2003. As of December 31, 2016, we had an installed base of 124 printers worldwide, and we operated service centers in Germany, the United States, and the United Kingdom. Our service centers in Germany and the United States each have approximately 43,000 square feet of production space. Our service centers in the United Kingdom and China have approximately 2,600 square feet and approximately 7,400 square feet of production space, respectively.

Our principal registered offices are located at Am Silbermannpark 1 b, 86161 Augsburg, Germany, and our telephone number is +(49) 821 7483 100.

OUR 3D PRINTERS

We currently produce six 3D printer platforms. Our 3D printers consist of a build box that includes a machine platform and a controller. Our 3D printers differ based on build box size and print speeds, but all utilize our technology. As of December 31, 2016, we had an installed base of 124 printers worldwide, which includes (i) printers in our service centers and (ii) printers which are no longer commercially available, but which we believe our customers continue to use.

System	Introduction	Build Box Size (L x W x H) (millimeters)	Volumetric Output Rate (liters per hour)	Price[(1)]
VX4000		2011	4,000 x 2,000 x 1,000	123	€1,600,000
VX2000		December 2013	2,000 x 1,000 x 1,000	45	€995,000 - €1,100,000
VX1000		2011	1,060 x 600 x 500	23	€740,000 - €785,000
VXC800		2012	850 x 500 x ∞	18	€600,000
VX500		2007	500 x 400 x 300	3	€350,000 - €370,000
VX200		2012	300 x 200 x 150	0.7	€125,000

(1) Prices depend on system configuration and materials and are subject to change.

ON-DEMAND PARTS SERVICES

At our service centers, we create parts, molds, cores and models for a variety of industrial and commercial customers based on designs produced using 3D CAD software. We receive orders directly from customers and indirectly through our sales agents.

Our service centers in Germany and the United States each have approximately 43,000 square feet of production space. Our service centers in the United Kingdom and China have approximately 2,600 square feet and approximately 7,400 square feet of production space, respectively.

We help our customers move from the design stage to the production stage by assisting them in evaluating the optimal design and material sets for their production needs. After printing parts, we employ a thorough cleaning, finishing, quality control review and packaging and shipping process to ensure the customer receives high‑quality and immediately‑usable parts. Based on our capacity utilization, the lead time required for us to print a part for a customer ranges from three to 21 days and is typically five business days. Due to the size of the printers’ build boxes utilized in our German service center, specifically the VX4000 printer, we are able to print more parts simultaneously on one printer than anyone else in the industry, resulting in cost‑effective and quick turnaround times for our customers’ print jobs and increased revenue and profitability for us.

Our technicians also train customers on operating, maintaining and troubleshooting our 3D printers through hands‑on experience at our German service center. Additionally, our technicians provide field support to our customers as needed. After the warranty period, we offer maintenance contracts to our customers. Those contracts include scheduled service visits where we maintain and clean the 3D printers as well as on demand visits and trouble shooting, in case of sudden problems.

High Speed Sintering (HSS) Solutions

voxeljet is well known as a provider of a large format and high productivity 3D printing equipment. Our material sets so far have focused on tooling and pattern making applications, but with HSS voxeljet will be entering the thermoplastics market with the ability to directly print end products.  The basis for HSS is the same as voxeljet’s core technology, binder jetting. HSS works by selectively jetting an infrared absorbing ink onto layers of plastic powder. Each layer is exposed to infrared light, which melts the powder to form functional plastic parts directly out of the machine. It enables to print parts with properties similar to injection molding. In combination with the excellent surface quality, sharp and clear edges, as well as true-to-detail resolution, HSS parts can be directly used for functional applications in automotive, industrial equipment, and even consumer goods.

HSS samples, printed on VJET systems

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of the securities will be used for general corporate purposes. General corporate purposes may include research and development costs and service center development and expansion costs. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF SHARE CAPITAL

The following describes our issued share capital, summarizes the material provisions of our articles of association and highlights certain differences in corporate law in Germany and the United States. The description of our articles of association is based upon, and is qualified by reference to, our articles of association. This summary does not purport to be complete and speaks as of the date of this prospectus. You should read our articles of association, which are filed as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

General

The legal predecessor of our company was founded as Generis GmbH on May 5, 1999 by our founders, Dr. Ingo Ederer, Prof. Dr. Joachim Heinzl and Rainer Höchsmann. The incorporation was registered with the commercial register of the local court (Amtsgericht) of Augsburg under the number HRB 17081 on May 25, 1999.

By a shareholders’ resolution as of November 18, 2003, the name of our company was changed from Generis GmbH to Voxeljet Technology GmbH. The name change was registered with the commercial register of the local court of Augsburg on January 7, 2004.

On July 2, 2013, the former shareholders of Voxeljet Technology GmbH, Startkapital-Fonds Augsburg GmbH, Technologie Beteiligungsfonds Bayern GmbH & Co. KG, Franz Industriebeteiligungen AG, Dr. Ingo Ederer, Prof. Dr. Joachim Heinzl and AleSta Beteiligungs GmbH incorporated VXLT 2013 AG, which was registered in the commercial register of the local court of Augsburg on July 10, 2013 under number HRB 27999. Upon its incorporation, VXLT 2013 AG had a nominal share capital amounting to €50,000.

Voxeljet Technology GmbH was subsequently merged by way of merger through assumption into VXLT 2013 AG on July 29, 2013 effective as of September 12, 2013 upon registration of the merger in the commercial register of the surviving entity, VXLT 2013 AG. The merger had retroactive effect as of January 1, 2013. As part of the merger, VXLT 2013 AG changed its name to voxeljet AG effective upon the registration of the merger in the commercial register. By way of merger through assumption, voxeljet AG, as the surviving entity, has taken over all assets and liabilities of Voxeljet Technology GmbH by universal assumption and accession under German mandatory law, and Voxeljet Technology GmbH ceased to exist. As a result of the merger, voxeljet AG increased its share capital by €1,950,000, from €50,000 to €2,000,000 by issuing ordinary shares to the shareholders of the contributing entity, Voxeljet Technology GmbH, as compensation for the transfer and merger of Voxeljet Technology GmbH into voxeljet AG.

Since the merger was concluded within two years after the incorporation of voxeljet AG, the merger is considered to be a post-incorporation acquisition contract (Nachgründungsvertrag), which must be registered in the local commercial register with the local court of Augsburg in order to be valid pursuant to Section 67 of the German Transformation Act (Umwandlungsgesetz) in connection with Section 52 AktG. We have complied with the respective requirements under German law, and the merger agreement was duly registered as a post-incorporation acquisition contract on September 12, 2013.

Two of our current shareholders, Startkapital-Fonds Augsburg GmbH and Technologie Beteiligungsfonds Bayern GmbH & Co. KG, used to be silent partners (stille Gesellschafter) in our legal predecessor, Voxeljet Technology GmbH. The silent partnership with Startkapital-Fonds Augsburg GmbH was terminated on November 18, 2003, on which date Startkapital-Fonds Augsburg GmbH and Technologie Beteiligungsfonds Bayern GmbH & Co. KG became direct shareholders in Voxeljet Technology GmbH. The silent partnership with Technologie Beteiligungsfonds Bayern GmbH & Co. KG was terminated on April 30, 2007.

Our principal registered offices are located at Am Silbermannpark 1 b, 86161 Augsburg, Germany, and our telephone number is +(49) 821 7483 100.

Issued Share Capital

Currently, we have share capital registered in the commercial register in the amount of €3,720,000, which is divided into 3,720,000 ordinary registered shares (Namensaktien). All shares are no par-value shares (Stückaktien ohne Nennbetrag).

Form, Certification and Transferability of the Shares

Our shares are in registered form. The form and contents of our share certificates, any dividend certificates, renewal certificates and interest coupons are determined by our management board with the approval of our supervisory board. A shareholder’s right to certificated shares is excluded, to the extent permitted by law and to the extent certification is not required by the stock exchange on which the shares are admitted to trading. We are permitted to issue share certificates that represent one or more shares.

All of our outstanding shares are no par-value ordinary registered shares. Under German law, if a resolution regarding a capital increase does not specify whether such increase will be in bearer or registered form, the new shares resulting from such capital increase will be no par-value ordinary registered shares by default. Any resolution regarding a capital increase may determine the profit participation of the new shares resulting from such capital increase.

Our shares are freely transferable under German law, with the transfer of ownership governed by the rules of the relevant clearing system.

General Information on Capital Measures

Pursuant to our articles of association, an increase of our share capital generally requires a resolution passed at our shareholders’ meeting with both a simple majority of the share capital represented at the relevant shareholders’ meeting and a simple majority of the votes cast. The shareholders at such meeting may authorize our management board to increase our share capital with the consent of our supervisory board within a period of five years by issuing shares for a certain total amount (genehmigtes Kapital or authorized capital), which is a concept under German law that enables the management board to issue new shares without going through the process of obtaining a shareholders’ resolution.

Furthermore, our shareholders may resolve to amend or create conditional capital (bedingtes Kapital); however, they may do so only to issue conversion or subscription rights to holders of convertible bonds, in preparation for a merger with another company or to issue subscription rights to employees and members of the management of our company or of an affiliated company by way of a consent or authorization resolution.

According to German law, any resolution pertaining to the creation of authorized or conditional capital requires the vote of at least three-quarters of the share capital represented at the relevant shareholders’ meeting and a simple majority of the votes cast. The shareholders may also resolve to increase the share capital from company resources by converting capital reserve and profit reserves into share capital. Pursuant to our articles of association, any resolution pertaining to an increase in share capital from company resources requires the vote of a simple majority of the share capital represented at the relevant shareholders’ meeting and a simple majority of the votes cast.

The aggregate nominal amount of the authorized capital created by the shareholders may not exceed one-half of the share capital existing at the time of registration of the authorized capital with the commercial register.

According to German law, the aggregate nominal amount of the conditional capital created at the shareholders’ meeting may not exceed one-half of the share capital existing at the time of the shareholders’ meeting adopting such resolution. The aggregate nominal amount of the conditional capital created for the purpose of granting subscription rights to employees and members of the management of our company or of an affiliated company may not exceed 10% of the share capital existing at the time of the shareholders’ meeting adopting such resolution.

Any resolution relating to a reduction of our share capital requires the vote of at least three-quarters of the share capital represented at the relevant shareholders’ meeting as well as a simple majority of the votes cast according to mandatory German law.

Changes in Our Share Capital during the Last Three Fiscal Years

The following changes in our share capital occurred during the last three fiscal years, i.e. in the fiscal years 2014 through 2016:

On March 28, 2014, our management board resolved with approval of our supervisory board of the same day to increase our share capital against contribution in cash by up to €1,560,000 from €3,120,000 to up to €4,680,000. Our articles of association authorized the management board, with the approval of the supervisory board, to increase the share capital up to this amount without a shareholder resolution being required. Citigroup Global Markets Limited, London, was admitted to subscribe for the new shares with the obligation to offer new shares to the existing shareholders pro rata to their shareholding in the existing share capital (mittelbares Bezugsrecht or indirect subscription right). Our shareholders, other than the depositary,  irrevocably waived their statutory subscription rights with regard to the new shares that were issued pursuant to this capital increase. The management board, with the approval of the supervisory board, decided on March 28, 2014 that the capital increase will be executed in the amount of up to  €1,560,000. Citigroup Global Markets Limited has subscribed for 600,000 new, no-par value registered shares with the obligation to offer such shares to existing shareholders who exercised their subscription rights on a pro rata basis to their existing shareholdings in the Company. All shares for which subscription rights were waived or have lapsed were allocated to Citigroup Global Markets Limited and, as represented by the respective ADSs, formed part of the offering in 2014. The implementation of this capital increase was registered with the commercial register on April 10, 2014.

Authorized Capital

Our authorized capital as of the date of this prospectus amounts to €1,860,000 and was created by the resolution of our shareholders’ meeting on May 27, 2014. Under this authorized capital, the management board is authorized, subject to the consent of the supervisory board, to increase the company’s share capital by up to €1,860,000 through one or more issuances on or before May 26, 2019 by issuance of up to 1,860,000 new no par-value registered shares against cash contributions and/or contributions in kind (Genehmigtes Kapital). In principle, shareholders are to be granted a subscription right for new shares. The statutory subscription right may also be offered in such a way that the new shares are taken over by a bank or by a financial institution as stipulated in the German Stock Corporation Act with the obligation to offer them indirectly to the shareholders for subscription. With the consent of the supervisory board, the management board is authorized to exclude the shareholders’ subscription rights in the following circumstances:

·	to exclude fractional amounts resulting from the subscription ratio from the statutory subscription right of the shareholders;
·	in the case of increases of the share capital against contributions in kind, in particular, but without limitation, to acquire companies, divisions of companies or interests in companies; or
·

in the case that the increase of the share capital is against contributions in cash, and provided that the issue price of the new shares is not substantially lower (within the meaning as used in the German Stock Corporation Act) than the stock exchange price for our shares of the same class and having the same conditions already listed at the time of the final determination of the issue price, and further provided that the amount of the share capital represented by the shares issued pursuant to this authorization under the simplified exclusion of the statutory subscription right granted pursuant to German law does not exceed 10% of the share capital at the time of this authorization coming into effect or being exercised. The stock market price may also be determined by the market price of an American Depository Receipt (“ADR”) listed on the NYSE, multiplied by the number of ADRs which represent a share. The said 10% threshold shall also include new or treasury shares of our company and ADRs which are issued or transferred during the term of this authorized capital on another legal basis under the simplified exclusion of the statutory subscription rights granted pursuant to German law.

Conditional Capital

Our conditional capital as of the date of this prospectus amounts to up to €372,000 and was created by the resolution of our shareholders' meeting on May 31, 2016. Pursuant to such resolution our share capital is conditionally increased by up to such amount by issuing up to 372,000 no-par value registered shares. The conditional capital increase shall only be carried out to the extent that stock options granted until December 31, 2026 on the basis of the authorization of the shareholders' meeting of May 31, 2016 are exercised.

The new shares issued on the basis of subscription rights from stock options shall confer an entitlement to dividends for the entire financial year in which the exercise of the option right became effective.

Authorization to Issue Stock Options

The shareholders' meeting of May 31, 2016 authorized the management board, with the supervisory board’s consent, to grant option rights (the “Stock Options”) for up to 372,000 no-par value registered shares in the company (the “Shares”) to employees and members of the management board of our company and of companies in which our company directly or indirectly holds a majority shareholding (the “Affiliated Companies”) (collectively the “Beneficiaries”) in several tranches until December 31, 2026. In the event that members of the company’s management board are Beneficiaries, the supervisory board shall be authorized to grant the Stock Options.

A total of up to 186,000 of the Stock Options (i.e. 50% of the Stock Options) may be granted to members of the company’s management board, a total of up to 37,200 (i.e. 10% of the Stock Options) to members of the management board of Affiliated Companies and a total of up to 148,800 (i.e. 40% of the Stock Options) to employees of the company and of Affiliated Companies. Beneficiaries who belong to more than one of the above-mentioned groups shall only be granted Stock Options as a member of one group and only from such portion of the Stock Options which shall be granted to that respective group. The company’s management board, or, if members of the company’s management board are affected, the supervisory board, shall determine the individual Beneficiaries and the number of Stock Options to be granted to them. For the purpose of the settlement of the stock option plan, the Stock Options may also totally or partially be issued to a trustee for account of the respective Beneficiary or transferred by the Beneficiary to a trustee.

The Stock Options will exclusively be granted to the Beneficiaries in the following yearly periods which have a duration of two weeks each (each a “Grant Period”):

One Grant Period shall commence on the day following the annual general meeting, one Grant Period shall commence on the day following the publication of the annual financial statements and further Grant Periods shall each commence on the days following the publication of the interim financial statements (six months’ report and/or quarterly reports) of the company.

The Stock Options may only be exercised upon expiration of a minimum period of four years after their respective granting (the “Waiting Period”). The option terms may also provide for a graduated exercise of the Stock Options in individual tranches and/or a vesting being subject to a time schedule or the occurrence of events (including an accelerated vesting, e.g. in case of a change of control). The Stock Options have a term of up to ten years from the date of their respective granting.

The exercise of the Stock Options shall only be permissible during the following periods (each an “Exercise Period”): One Exercise Period shall in each case commence upon expiration of the second trading day following the publication of the interim financial statements of a financial quarter and end at the close of trading 15 days prior to the expiration of the current financial quarter. If the Exercise Period falls within a period in which the company offers its shareholders to subscribe to new shares as a result of a capital increase, the respective Exercise Period shall commence on the bank working day following the end of the subscription period. The management board shall be authorized to define such Exercise Periods further, including but not limited to shorten such Exercise Periods to facilitate a bulk issuance of shares.

The Stock Options may only be exercised after expiration of the Waiting Period, if the stock exchange price of the shares in the company, or the stock exchange price of the ADRs representing the shares, exceeded the Strike Price (as defined hereinafter) on at least 90 consecutive trading days by a total of at least 20% in the period between the granting of the Stock Options and the start of the respective Exercise Period in which the Stock Options are to be exercised (the “Performance Hurdle”). Should the Performance Hurdle for the exercise of Stock Options not be achieved in an Exercise Period, the Stock Options for which the relevant Waiting Period has expired may be exercised in any of the following Exercise Periods provided the Performance Hurdle is achieved in such Exercise Period. Stock Options for which the Waiting Period has expired and which are not exercised in the respective Exercise Period despite the achieved Performance Hurdle may be exercised in a subsequent Exercise Period even if the Performance Hurdle has not been achieved in such subsequent Exercise Period.

Stock Options can be partially exercised in an Exercise Period. Besides the achievement of the Performance Hurdle, the option terms may contain further requirements for the total or partial exercise of Stock Options.

One Stock Option allows the acquisition of one Share in the company. Upon exercise of the Stock Options, a strike price for each Share is to be paid for each exercised Stock Option. The strike price shall equal the closing price of a share in the company in any trading system on the last trading day prior to the issuance of the Stock Options (the “Strike Price”). Closing price within the above meaning shall also be the closing price of an ADR listed on an international stock exchange multiplied by the number of ADRs representing one share in the company.

The option terms may provide for an adjustment of the Strike Price and/or the Performance Hurdle in cases of a capital increase including subscription rights, a capital increase from the company’s funds, a reclassification of the share capital (a “Share Split”), a capital decrease and an extra dividend during the year and the term of the Stock Options. In cases of a capital increase from the company’s funds, a Share Split or capital decrease, the option terms may stipulate that the number of the subscription rights and the Strike Price as well as the Performance Hurdle are adjusted correspondingly in proportion to the increase or decrease, respectively, in the number of the Shares. In cases of a capital increase including subscription rights or an extra dividend, the Strike Price and/or the Performance Hurdle may be adjusted in accordance with the impact the respective measures has on the stock exchange price of the share in the company or the ADRs representing such share. The respective impact shall be calculated in accordance with mathematical valuation methods and be finally determined by an expert opinion from an auditing firm or an investment bank.

The Stock Options are not transferable.

The management board is authorized to stipulate, with the supervisory board’s consent, the further details of the option terms as regards the legal consequences of a termination of the Beneficiary’s employment relationship with the company or with an Affiliated Company. Furthermore, the option terms may provide for special provisions in the case of the Beneficiary’s retirement, occupational disability or incapacity to work as well as in case of death. Should members of the company’s management board be affected, the supervisory board shall stipulate such provisions.

In cases of, for example, withdrawal, close of facilities or business units, takeover or integration of the company or squeeze out, the option terms may provide for special provisions, including but not limited to the adjustment of the option terms, cancellation of the Stock Options for compensation or an obligation to exercise the Stock Options without undue delay and/or during a limited period of time.

The option terms may also contain a provision that the Beneficiary shall not receive Shares from the conditional capital resolved in the same general meeting on May 31, 2016 in case of the exercise of the Stock Options but shall instead receive treasury shares in the company. The option terms may also provide that, at the company’s option, the Beneficiary shall not receive Shares in case of the exercise of the Stock Options but shall instead receive the equivalent consideration in cash.

The management board is authorized to stipulate, with the supervisory board’s consent, the further details of the option terms as well as the issuance and terms of the subscription shares and the technical requirements and proceedings of the conversion into ADRs for a sale on the stock exchange. The management board is furthermore authorized to limit, with the supervisory board’s consent, the group of Beneficiaries and to grant Stock Options to selected groups of employees only.

Subscription Rights

According to the German Stock Corporation Act, every shareholder is generally entitled to subscription rights (commonly known as preemptive rights) to any new shares issued within the framework of a capital increase, including convertible bonds, bonds with warrants, profit-sharing rights or income bonds in proportion to the number of shares he or she holds in the corporation’s existing share capital. Under German law, these rights do not apply to shares issued out of conditional capital. A minimum subscription period of two weeks must be provided for the exercise of such subscription rights.

Under German law, the shareholders’ meeting may pass a resolution excluding subscription rights if at least three-quarters of the share capital represented adopts the resolution. To exclude subscription rights, the management board must also make a report available to the shareholders justifying the exclusion and demonstrating that the company’s interest in excluding the subscription rights outweighs the shareholders’ interest in having them. In addition to approval by the general shareholders’ meeting, the exclusion of subscription rights requires a justification. The justification must be based on the principle that our interest in excluding subscription rights outweighs the shareholders’ interest in their subscription rights and may be subject to judicial review. Accordingly, under German law, the exclusion of subscription rights upon the issuance of new shares is permitted, in particular, if we increase the share capital against cash contributions, if the amount of the capital increase does not exceed 10% of the existing share capital and the issue price of the new shares is not significantly lower than the market price of our shares (so-called simplified exclusion of the statutory subscription right).

The authorization of the management board to issue convertible bonds or other securities convertible into shares must be limited to a period not exceeding five years as of the respective shareholder resolution.

Shareholders’ Meetings, Resolutions and Voting Rights

Pursuant to our articles of association, shareholders’ meetings may be held at our registered seat, at the registered seat of a German stock exchange or in a German city with more than 100,000 inhabitants. In general, shareholders’ meetings are convened by our management board. The supervisory board is additionally required to convene a shareholders’ meeting in cases where this is required under binding statutory law (i.e., if this is in the best interest of our company). In addition, shareholders who, individually or as a group, own at least 5% of our share capital may request our management board to convene a shareholders’ meeting. If our management board does not convene a shareholders’ meeting upon such a request, the shareholders may petition the competent German court for authorization to convene a shareholders’ meeting.

Pursuant to our articles of association, the notice of the convening of a shareholders’ meeting must be made public at least 36 days prior to the meeting. Shareholders who, individually or as a group, own at least 5% or €500,000 of our share capital may require that additional items be added to the agenda of the shareholders’ meeting and that these items be published before the shareholders’ meeting takes place.

Under German law, our annual general shareholders’ meeting must take place within the first eight months of each fiscal year. Among other things, the general shareholders’ meeting is required to decide on the following issues:

·	appropriation and use of annual net income;
·	discharge or ratification of the actions taken by the members of our management board and our supervisory board;
·	the appointment of our statutory auditors;
·	increases or decreases in our share capital;

·	the election of supervisory board members; and
·	to the extent legally required, the approval of our financial statements.

Each share, except for treasury shares, carries one vote at a shareholders’ meeting.

Our articles of association provide in Article 19 that the resolutions of the shareholders’ meeting are adopted by a simple majority of the votes cast, unless mandatory regulations of the German Stock Corporation Act or other statutory regulations or the articles of association provide for deviating provisions. To the extent required by law, certain resolutions may have to be approved by a simple majority of share capital represented at the meeting, in addition to the majority of votes cast.

Neither the German laws nor our articles of association provide for a minimum participation for a quorum for our shareholders’ meetings.

Under German law, certain resolutions of fundamental importance require the vote of at least three-quarters of the share capital present or represented in the voting at the time of adoption of the resolution. Resolutions of fundamental importance include, in particular, capital increases with exclusion of subscription rights, capital decreases, the creation of authorized or conditional share capital, the dissolution of a company, a merger into or with another company, split-offs and split-ups, the conclusion of inter-company agreements (Unternehmensverträge), in particular control agreements (Beherrschungsverträge) and profit and loss transfer agreements (Ergebnisabführungsverträge), and a change of the legal form of a company.

Our annual general shareholders’ meeting for 2017 was held on May 31, 2017.

Dividend Rights

Under German law, distributions of dividends on shares for a given fiscal year are generally determined by a process in which the management board and supervisory board submit a proposal to our annual general shareholders’ meeting held in the subsequent fiscal year and such annual general shareholders’ meeting adopts a resolution. German law provides that a resolution concerning dividends and distribution thereof may be adopted only if the company’s unconsolidated financial statements under the applicable law show net retained profits. In determining the profit available for distribution, the result for the relevant year must be adjusted for profits and losses carried forward from the previous year and for withdrawals from or transfers to reserves. Certain reserves are required by law and must be deducted when calculating the profit available for distribution.

Shareholders participate in profit distributions in proportion to the number of shares they hold. Dividends on shares resolved by the general shareholders’ meeting become due for payment on the third business day following such general shareholders' meeting unless a later date is set forth in the resolution or the articles of association. Dividend payment claims are subject to a three-year statute of limitation in the company’s favor.

Liquidation Rights

Apart from liquidation as a result of insolvency proceedings, we may be liquidated only with a vote of the holders of at least three-quarters of the share capital represented at the shareholders’ meeting at which such a vote is taken. If we are liquidated, any assets remaining after all of our liabilities have been paid off would be distributed among our shareholders in proportion to their holdings in accordance with German statutory law. The German Stock Corporation Act provides certain protections for creditors which must be observed in the event of liquidation.

Authorization to Acquire Treasury Shares

The shareholders' meeting adopted a resolution on May 22, 2015 authorizing us, for a period until May 22, 2020, to acquire treasury shares in the total amount of up to 10% of the share capital existing at the time the resolution was passed by the shareholders' meeting or – if lower – at the time the authorization is exercised. The shares acquired on the basis of this authorization and the other shares of the company already acquired and still held by, or to be attributable to it pursuant to the provisions of the German Stock Corporation Act, must at no time exceed 10% of the relevant share capital. This authorization comprises the acquisition of ADRs of the company listed on the NYSE, provided that, with regard to the limitation of the acquisition volume to 10% of the share capital, the number of ADRs shall be divided by the number of ADRs representing one share. The acquisition shall occur by means of purchase on the stock exchange on which the shares / respectively ADRs of the company are traded.

We are authorized to utilize the treasury shares / respectively ADRs acquired on the basis of this authorization in accordance with the provisions of the German Stock Corporation Act for all other statutory permissible purposes, besides a sale on the stock exchange, particularly for the following:

·

The treasury shares / respectively ADRs may be offered and transferred with the supervisory board's consent for non-cash consideration, particularly in the course of merger transactions or to (including indirectly) acquire companies, enterprises, parts of enterprises, participations and other assets or claims to acquire assets, including receivables from the company or companies affiliated thereto within the meaning as defined in the German Stock Corporation Act.

·

The treasury shares / respectively ADRs may be sold with the supervisory board's consent also in another way than on the stock exchange if they are sold for cash consideration at a price that is not materially lower than the stock exchange price of the shares / respectively ADRs of the company at the time of their sale. The relevant stock exchange price within the meaning of the provision above shall be the arithmetic mean of the closing price of the ADRs on NYSE during the last ten trading days prior to the day of the sale of treasury shares. The provision above shall apply to the sale of treasury shares with the proviso that, in the calculation of the permissible selling price, the stock exchange price of an ADR shall be multiplied by the number of ADRs representing one share.

·

Treasury shares may be redeemed without requiring another resolution of the general meeting for the redemption or its enforcement. Redemption may be enforced by means of a capital decrease or without capital decrease by adjusting the proportionate amount of the remaining shares in the share capital. For this purpose, the management board is authorized to amend the number of shares in the articles of association.

The above authorizations may, in each case, be exercised independently of each other, once or repeatedly, individually or jointly, fully or partially, even by group companies or third parties acting for the account of the company or its group companies. Any acquired treasury shares may also be transferred to group companies.

The shareholders' subscription rights with regard to acquired treasury shares of the company shall insofar be excluded as such shares are utilized in accordance with the authorizations set forth in the first and second bullet point above in this section on the authorization to acquire treasury shares. The arithmetic portion of the share capital attributable to the shares / respectively ADRs utilized in accordance with the authorization set forth in the second bullet point above in this section on the authorization to acquire treasury shares may not exceed 10% of the share capital existing at the time of the resolution of the shareholders' meeting on the authorization or – if lower – at the time the authorization is exercised to the extent the shares / respectively ADRs are issued for a cash consideration that is not materially lower than the stock exchange price under the simplified exclusion of the statutory subscription rights granted pursuant to the German Stock Corporation Act. The limitation of the issue volume to 10% of the share capital shall apply to ADRs, provided that the number of ADRs shall be divided by the number of ADRs representing one share. Shares / respectively ADRs that are issued or sold during the duration of this authorization until the time of its exercise under the simplified exclusion of the statutory subscription rights granted pursuant to German law shall be credited against this limitation of 10% of the share capital.

Squeeze-Out of Minority Shareholders

According to the provisions of the German Stock Corporation Act, the shareholders’ meeting of a stock corporation may resolve upon request of a shareholder that holds at least 95% of the share capital that the shares held by any remaining minority shareholders be transferred to this shareholder against payment of "adequate cash compensation" (Ausschluss von Minderheitsaktionären) (so-called "squeeze-out" under German stock corporation law). This amount must take into account the full value of the company at the time of the resolution, which is generally determined using the future earnings value method (Ertragswertmethode).

Under the provisions of the German Reorganization Act (Umwandlungsgesetz) in connection with a merger into an acquiring German stock corporation or an equivalent entity, the minority shareholders of the company may be excluded at the request of a shareholder holding at least 90% of a stock corporation´s share capital by transfer of the shares of the other shareholders to the acquiring stock corporation as the principal shareholder in return for an "adequate cash compensation". As in the case of a squeeze-out under German stock corporation law, the amount of the cash compensation to be paid to the minority shareholders in this regard must take into account the full value of the company at the time of the resolution, which is generally determined using the future earnings value method (Ertragswertmethode).

Under the provisions of the German Stock Corporation Act relating to the so-called integration (Eingliederung), the general meeting of a German stock corporation may resolve the integration into another entity domiciled in Germany, provided that 95% of the shares of the entity to be integrated are held by the prospective principal entity. The withdrawing shareholders in the entity being integrated are entitled to appropriate compensation, which must generally be granted in the form of shares in the principal entity. In this regard, the amount of the compensation is to be determined based on the so-called merger value ratio (Verschmelzungswertrelation) between the two entities, i.e. the exchange ratio that would be deemed appropriate in the event the two entities were merged.

Objects and Purposes of Our Company

Our business purpose, as described in section 2 of our articles of association, is the development, production and distribution of 3D printers, 3D printing systems, three dimensional molds, models and other 3D printing solutions and 3D products of materials of all kinds as well as supply of related services in that field including web-based sales.

We may engage in all business activities which serve, directly or indirectly, our business purpose. In particular, we are allowed to invest in, acquire interests in and dispose of other companies, and to establish domestic and foreign branch offices and subsidiaries. Furthermore, we may enter into agreements with our affiliates and third parties against consideration in the context of acting as a management holding company or operational holding company by way of direct or indirect corporate governance, management and administration of our affiliates.

Registration of the Company with Commercial Register

We are a German stock corporation (Aktiengesellschaft, or AG) that is organized under the laws of Germany. On July 10, 2013, our company was registered in the commercial register of Augsburg, Germany, under the number HRB 27999.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A., or Citibank, has agreed to act as the depositary for the American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as "ADSs" and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as "American Depositary Receipts" or "ADRs." The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citigroup Global Markets Deutschland AG, located at Reuterweg 16, 60323 Frankfurt, Germany.

We have appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F‑6. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549 and from the SEC’s website at www.sec.gov. Please refer to Registration Number 333‑191526 when retrieving such copy.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety.

Each ADS represents the right to receive, and to exercise the beneficial ownership interest in, one-fifth of an ordinary share on deposit with the custodian. An ADS also represents the right to receive any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to exercise beneficial ownership interests in the deposited property only through the registered holders of the ADSs, by the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and by the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of Germany, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the "direct registration system," or DRS). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the DRS, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The DRS includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the "holder." When we refer to "you," we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of Germany.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable  under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Ordinary Shares

Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary shares ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to purchase additional ordinary shares, we will give prior notice to the depositary whether or not we wish such rights to be made available to holders. If we wish such rights to be made available  we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.

The depositary will not distribute the rights to you if:

·	we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you;
·	we fail to deliver satisfactory documents to the depositary; or
·	it is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional ADSs, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in Germany would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

·	we do not request that the property be distributed to you or if we ask that the property not be distributed to you;
·	we do not deliver satisfactory documents to the depositary; or
·	the depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Ordinary Shares

The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of us.

If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F‑6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the ordinary shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares

Upon the completion of this offering, the share certificates representing the ordinary shares that are being offered for sale by us and the selling shareholders pursuant to this prospectus will be deposited with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue the ADSs to the underwriters named in this prospectus.

After the closing of this offering, the depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and German legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

·	the ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained;
·	all preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised;
·	you are duly authorized to deposit the ordinary shares;
·

the ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, "restricted securities" (as defined in the deposit agreement); and

·	the ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

·	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;
·	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;
·	provide any transfer stamps required by the State of New York or the United States; and
·

pay all applicable fees, charges and expenses imposed by the transfer agent in connection with the processing of certificated securities, as well as all applicable taxes and other government charges payable by ADR holders.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares may be limited by U.S. and German considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

·

temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

·	obligations to pay fees, taxes and similar charges; or
·	restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in the section entitled "Description of Share Capital — Shareholders’ Meetings, Resolutions and Voting Rights" in this prospectus.

At our request, the depositary will distribute to you any notice of a shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.

Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner. Securities for which no voting instructions have been received will not be voted.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees
(1) Issuance of ADSs upon deposit of shares (excluding issuances as a result of distributions of shares described in (4) below)	Up to U.S. 5¢ per ADS issued
(2) Cancellation of ADSs	Up to U.S. 5¢ per ADS canceled
(3) Distribution of cash dividends or other cash distributions (i.e., sale of rights or other entitlements)	Up to U.S. 5¢ per ADS held
(4) Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions or (ii) exercise of rights to purchase additional ADSs.	Up to U.S. 5¢ per ADS held
(5) Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin‑off shares)	Up to U.S. 5¢ per ADS held
(6) ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary

As an ADS holder you will also be responsible to pay certain charges such as:

·	taxes (including applicable interest and penalties) and other governmental charges;
·

the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

·	certain cable, telex and facsimile transmission and delivery expenses;
·	the expenses and charges incurred by the depositary in the conversion of foreign currency;
·	the fees and expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and
·	the fees and expenses incurred by the depositary, the custodian, or any nominee in connection with the servicing or delivery of deposited property.

ADS fees and charges payable upon (i) deposit of ordinary shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of ordinary shares are charged to the person to whom the ADSs are delivered  (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC or presented to the depositary via DTC, the ADS issuance and cancellation fees and charges are charged to the DTC participant(s) receiving the ADSs or the DTC participant(s) surrendering the ADSs for cancellation, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee are charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes.

The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours, but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

·	we and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith;
·

the depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement;

·

the depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice;

·	we and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement;
·

we and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, any present or future law or regulation, or by reason of any present or future provision of our articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control;

·

we and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our articles of association or in any provisions of or governing the securities on deposit;

·

we and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information;

·

we and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you;

·	we and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties;
·	we and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement;
·	no disclaimer of any Securities Act liability is intended by any provision of the deposit agreement;
·	nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary and you as ADS holder; and

·

nothing in the deposit agreement provides Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information contained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

Pre-Release Transactions

Subject to the terms and conditions of the deposit agreement, the depositary may issue to broker/dealers ADSs before receiving a deposit of ordinary shares or release ordinary shares to broker/dealers before receiving ADSs for cancellation. These transactions are commonly referred to as "pre-release transactions" and are entered into between the depositary and the applicable broker/dealer. The deposit agreement limits the aggregate size of pre-release transactions (not to exceed 30% of the ordinary shares on deposit in the aggregate) and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary may retain the compensation received from the pre-release transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

·	convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;
·	distribute the foreign currency to holders for whom the distribution is lawful and practical; or
·	hold the foreign currency (without liability for interest) for the applicable holders.

DESCRIPTION OF RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES OR ADSs

We may issue rights to subscribe for our ordinary shares or our ADSs. These rights may or may not be transferable. In connection with any offering of rights, we may or may not enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The terms of the rights to subscribe for shares of our ordinary shares or ADSs will be set forth in a prospectus supplement which, will describe, among other things:

·	the exercise price;
·	the aggregate number of rights to be issued;
·	the number of ordinary shares or ADSs purchasable upon exercise of each right;
·	the procedures and limitations relating to the exercise of the rights;
·	the date upon which the exercise of rights will commence;
·	the record date, if any, to determine who is entitled to the rights;
·	the expiration date;
·	the extent to which the rights are transferable;
·	information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;
·	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed ordinary shares or ADSs;
·	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of the rights; and
·	any other material terms of the rights.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

·	the title of the series;
·	the aggregate principal amount;
·	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
·	any limit on the aggregate principal amount;
·	the date or dates on which principal is payable;
·	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
·	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
·	the place or places where principal and, if applicable, premium and interest, is payable;
·	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
·	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;
·	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;
·	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
·	the currency of denomination;
·	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
·

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

·

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

·	the provisions, if any, relating to any collateral provided for such debt securities;
·	any events of default;
·	the terms and conditions, if any, for conversion into or exchange for ordinary shares;
·	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and
·	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants in one or more series, as described in the applicable prospectus supplement. Such warrants could either be issued as cash-settled warrants or created by detaching the warrant from bond-plus-warrant securities within the meaning of Section 221 of the German Stock Corporation Act. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

·	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
·	the currency or currency units in which the offering price, if any, and the exercise price are payable;
·	the designation, amount, and terms of the securities purchasable or amount payable upon exercise of the warrants;
·	if applicable, the exercise price in case of ordinary shares and the number of ordinary shares or amount payable to be received upon exercise of the warrants;
·	if applicable, the exercise price in case of our debt securities, the amount of debt securities or amount payable to be received upon exercise, and a description of that series of debt securities;
·

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

·	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms;
·	any applicable material U.S. federal income tax consequences;
·	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, or other agents;
·	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
·	if applicable, the date from and after which the warrants and the ordinary shares and/or debt securities will be separately transferable;
·	if applicable, the minimum or maximum amount of the warrants that may be exercised at any other time;
·	information with respect to book-entry procedures, if any;
·	the anti-dilution provisions of the warrants, if any;
·	any redemption or call provisions; and
·	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

TAXATION

Taxation in Germany

A general summary of certain German tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in a prospectus supplement relating to the offering of those securities.

Taxation in the United States

A general summary of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in a prospectus supplement relating to the offering of those securities.

PLAN OF DISTRIBUTION

We may sell securities:

·	to or through underwriters, brokers or dealers;
·	through agents;
·	directly to one or more other purchasers in negotiated sales or competitively bid transactions;
·

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

·	through a combination of any of the above methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

·	at a fixed price, or prices, which may be changed from time to time;
·	at market prices prevailing at the time of sale;
·	at prices related to such prevailing market prices; or
·	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

·	the name of the agent or any underwriters;
·	the public offering or purchase price;
·	the proceeds we will receive from the sales of securities;
·	any discounts and commissions to be allowed or paid to the agent or underwriters;
·	all other items constituting underwriting compensation;

·	any discounts and commissions to be allowed or re-allowed or paid to dealers; and
·	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

·

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

·

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6‑1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

To comply with the securities laws of some states, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Hogan Lovells US LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement. The validity of the securities offered hereunder will be passed upon for us by Hogan Lovells International LLP.

EXPERTS

The consolidated financial statements of voxeljet AG, as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG AG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred by us in connection with a possible offering of up to $75,000,000 of the securities registered under this registration statement. All amounts other than the SEC registration fee are estimates.

SEC registration fee		$8,692.50
FINRA filing fee			*
Printing and engraving			*
Accounting fees and expenses			*
NYSE fees			*
Legal fees and expenses			*
Transfer agent’s, trustee’s and depository’s fees and expenses			*
Miscellaneous			*
Total	$		*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6‑K that is incorporated by reference into this prospectus.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

voxeljet AG is a German stock corporation (Aktiengesellschaft or AG), and its registered offices and all of its assets are located outside of the United States. In addition, most of the members of our management board, our supervisory board, our senior management and the experts named herein are residents of Germany and jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or upon voxeljet AG or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against voxeljet AG in the United States. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Germany. In addition, actions brought in a German court against voxeljet AG or the members of its management board and supervisory board, its senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions; in particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of  the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language, and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our management board, supervisory board and senior management and the experts named in this prospectus. In addition, even if a judgment against our company, the non-U.S. members of our management board, supervisory board, senior management or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or German courts.

4,860,000 American Depositary Shares

Representing 972,000 Ordinary Shares

VOXELJET AG

PROSPECTUS SUPPLEMENT

Piper Jaffray

    , 2018